Exhibit 10.6

Execution Version

AMENDMENT #2 TO CREDIT AGREEMENT

This Amendment #2, dated as of June 8, 2016 (this “Amendment”), is made among KADMON PHARMACEUTICALS, LLC, a Pennsylvania limited liability company (the “Borrower”), the Guarantors party hereto, and the lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), with respect to the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower and the Lenders are parties to a Third Amended and Restated Senior Secured Convertible Credit Agreement, dated as of August 28, 2015, as amended from time to time (the “Credit Agreement”), with the Guarantors from time to time party thereto.

WHEREAS, the parties hereto desire to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

WHEREAS, the Lenders party hereto desire to consent to (i) an amendment to the Holdings LLC Agreement, (ii) an exchange, repurchase, redemption, defeasance, or other acquisition of those certain Second-Lien Convertible PIK Notes of the Borrower due 2019 (the “Second-Lien Notes”), and (iii) the amendment and restatement of the Second-Lien Notes, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1.                         Definitions; Interpretation.

(a)                                 Terms Defined in Credit Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)                                 Interpretation.  The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2.                         Amendments.  Subject to Section 4, the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Qualified IPO” set forth therein to read in its entirety as follows (with deletions indicated by strikethrough and additions indicated by double underline):

“Qualified IPO” means ~~a~~ the initial Public Offering ~~at an implied aggregate~~ of equity ~~valuation~~ of Holdings~~’~~ (or a successor entity) ~~of at least $1.0 billion~~.

(b)                                 Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Subordinated Junior Loan Documents” set forth therein to read in its entirety as follows (with additions indicated by double underline):

“Subordinated Junior Loan Documents” means (i) those certain Second-Lien Convertible PIK Notes due 2019, dated on or after August 28, 2015 and on or before December 26, 2015, by the Borrower in favor of the investors named therein, as amended, restated, supplemented or otherwise modified from time to time and (ii) the “Securities Documents” as defined therein.”

(c)                                  The Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order in Section 1.01 thereof:

“Amendment #2” means Amendment #2 to the Credit Agreement, dated as of June 8, 2016, as amended from time to time.

“Registration Rights Agreement” has the meaning set forth in Section 15.08(c).

(d)                                 Section 15.08 of the Credit Agreement is hereby amended by amending and restating Section 15.08(c) in its entirety to read as follows:

“If an IPO has been consummated then the Company shall take all steps necessary to approve for listing (on the same exchange as any other Class A Units (or Other Securities) are listed) all of the Class A Units issuable hereunder (it being understood that the Company shall not have any obligation to register any such Class A Units except to the extent provided in the following sentence).  If an IPO has been consummated Holdings shall grant customary piggyback registration rights to the Lenders on substantially the same terms as those granted to Holdings’ members pursuant to the Holdings LLC Agreement, provided that effective with Amendment #2, Holdings shall concurrently enter into a registration rights agreement in the form attached as Exhibit J (“Registration Rights Agreement”) with respect to the resale of Class A Units issuable on conversion of up to $20 million in principal amount of the Loans, such Registration Rights Agreement to provide that Holdings must cause the registration statement covering such shares to be declared effective by the Securities and Exchange Commission concurrently with the registration statement for any Qualified IPO; provided further that in no event shall the Lenders have any piggyback rights with respect to the Qualified IPO or rights to participate in the underwritten offering contemplated by the Qualified IPO.  Notwithstanding anything to the contrary set forth herein, this Section 15.08(c) shall survive any termination of this Agreement.”

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(e)                                  Section 15.14 of the Credit Agreement is hereby amended by amending and restating the definition of “Conversion Price” set forth therein to read in its entirety as follows (with deletions indicated by strikethrough and additions indicated by double underline):

“Conversion Price” means the conversion price Class A Unit, initially set at $12.00, subject to adjustment as provided in Section 15.04; provided, however, that in the event of any underwritten public offering of common equity shares or units of Holdings or any successor thereto, the Conversion Price shall be adjusted to be the lesser of the then Conversion Price and ~~eighty four and three quarters of one percent (84.75%)~~ 80% of the per share price in such offering.

SECTION 3.                         Consent.  Notwithstanding anything to the contrary in the Credit Agreement, subject to Section 5, the Lenders hereby consent to:

(a)                                 an amendment to the Holdings LLC Agreement in the form attached hereto as Exhibit A; and

(b)                                 the amendment and restatement of the Second-Lien Notes in the form attached hereto as Exhibit B.

SECTION 4.                         Conditions of Effectiveness of Section 2.  The effectiveness of Section 2 shall be subject to the following conditions precedent:

(a)                                 The representations and warranties in Section 6 shall be true and correct on the date hereof.

(b)                                 Solely as to Section 2(a) and (e), the Obligors shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 13.03(a)(i) of the Credit Agreement.

(c)                                  Solely as to Section 2(a) and (e), the transactions contemplated by that certain exchange agreement, dated on or about the date hereof, by and among Holdings, the Borrower, and the investors listed on Annex I thereto, shall be consummated substantially concurrently with the effectiveness of Section 2(a) and (e).

For the avoidance of doubt, the conditions required to be satisfied in order for the effectiveness to be deemed to occur with respect to Section 2(b), (c) and (d) of this Agreement shall be solely those set forth in Section 4(a).

SECTION 5.                         Conditions of Effectiveness of Section 3.  The effectiveness of Section 3 shall be subject to the following condition precedent:

(a)                                 The representations and warranties in Section 6 shall be true and correct on the date hereof.

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SECTION 6.                         Representations and Warranties; Reaffirmation.

(a)                                 Each Obligor hereby represents and warrants to each Lender as follows:

(i)                                     Such Obligor has full power, authority and legal right to make and perform this Amendment.  This Amendment is within such Obligor’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action.  This Amendment has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of such Obligor and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon such Obligor and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii)                                  No Default has occurred or is continuing or will result after giving effect to this Amendment.

(iii)                               There has been no Material Adverse Effect since the date of the Credit Agreement.

(b)                                 Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein.  By executing this Amendment, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 7.                         GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)                                 Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)                                 Submission to Jurisdiction.  Each Obligor agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section 7 is for the benefit of the Lenders only

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and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)                                  Waiver of Jury Trial.  EACH OBLIGOR AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 8.                                                                         Acknowledgement and Consent.  Each Guarantor has read this Amendment and consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which such Person is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid, binding, and enforceable, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by equitable principles relating to enforceability, and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Guarantor acknowledges and agrees that (i) such Person is not required by the terms of the Credit Agreement or any other Loan Document to consent to the supplements and amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Person to any future supplements or amendments to the Credit Agreement.

SECTION 9.                         Miscellaneous.

(a)                                 No Waiver.  Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents.  Except as amended hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect.  All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

(b)                                 Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)                                  Headings.  Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)                                 Integration.  This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

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(e)                                  Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(f)                                   Controlling Provisions.  In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail.  Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

KADMON PHARMACEUTICALS, LLC

By	/s/ Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer

GUARANTORS:

KADMON CORPORATION, LLC

By	/s/ Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer

KADMON HOLDINGS, LLC

By	/s/ Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer

KADMON RESEARCH INSTITUTE, LLC

By	/s/ Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer

THREE RIVERS RESEARCH INSTITUTE I, LLC

By	/s/ Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer

THREE RIVERS BIOLOGICS, LLC

By	/s/ Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer

THREE RIVERS GLOBAL PHARMA, LLC

By	/s/ Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer

ADMINISTRATIVE AGENT:

MACQUARIE US TRADING LLC

By	/s/ Joshua Karlin
Name: Joshua Karlin
Title: Authorized Signatory

By	/s/ Anita Chiu
Name: Anita Chiu
Title: Associate Director

Address for Notices:

Macquarie US Trading LLC

225 West Washington Street, 21st Floor

Chicago, Illinois 60606

Attention: Agency Services — Mike Fredian

Fax No.: (312) 262-6308

Email: MacquarieUST@cortlandglobal.com

With a copy (which shall not constitute effective notice) to:

Macquarie US Trading LLC

125 West 55th Street

New York, New York 10019

Attention: Arvind Admal

Fax No.: (212) 231-0629

Email: loan.admin@macquarie.com

LENDERS:

MACQUARIE BANK LIMITED

as a Lender

By	/s/ Robert Trevena
Name: Robert Trevena
Title: Division Director

By	/s/ Fiona Smith
Name: Fiona Smith
Title: Division Director

SPCP GROUP, LLC
as a Lender

By	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

SAN BERNADINO COUNTY EMPLOYEES RETIREMENT ASSOCIATION
as a Lender

By GoldenTree Asset Management, LP

By	/s/ Karen Weber
Name: Karen Weber
Title: Director - Bank Debt

GOLDENTREE 2004 TRUST
as a Lender

By GoldenTree Asset Management, LP
Its Investment Advisor

By	/s/ Karen Weber
Name: Karen Weber
Title: Director - Bank Debt

GT NM, L.P.
as a Lender

By GoldenTree Asset Management, LP

By		/s/ Karen Weber
Name: Karen Weber
Title: Director - Bank Debt

GN3 SIP, LIMITED
as a Lender

By GoldenTree Asset Management, LP

By		/s/ Karen Weber
Name: Karen Weber
Title: Director - Bank Debt

STELLAR PERFORMER GLOBAL SERIES:
SERIES G — GLOBAL CREDIT

as a Lender

By GoldenTree Asset Management, LP

	By	/s/ Karen Weber
Name: Karen Weber
Title: Director - Bank Debt

Exhibit A

Holdings LLC Agreement Amendment

AMENDMENT NO. 4 TO

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

KADMON HOLDINGS, LLC

This Amendment No. 4 (“Amendment”), dated as of June 8, 2016 (the “Amendment Date”), to the Second Amended and Restated Limited Liability Company Agreement, dated as of June 27, 2014, as amended (the “Agreement”), of Kadmon Holdings, LLC, a Delaware limited liability company (the “Company”), is executed as of the Amendment Date by Members constituting the Required Holders (as defined below).  Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement.

WHEREAS, Section 14.2 of the Agreement provides, in pertinent part, that the Agreement may be amended if such amendment is in writing and approved by the Board of Managers and, (a) in the case of an amendment that is specific to certain provisions of the Agreement, with the prior written consent of the holders satisfying the requirements for a Special Approval Vote and (b) in the case of an amendment that is specific to the rights, privileges or other characteristics of Class E Units as a whole, with the prior written consent of the holders of at least a majority of the outstanding Class E Units (the holders described in clauses (a) and (b), collectively, the “Required Holders”);

WHEREAS, the Board of Managers has approved this Amendment and the Members signatory hereto desire to amend the Agreement in accordance with Section 14.2 of the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

Section 1.              Amendments to the Agreement.

(a)           Section 1 of the Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order:

“Exchange Agreement” shall mean that certain exchange agreement, dated as of June 8, 2016, by and among the Company, Kadmon Pharmaceuticals, LLC, and the investors listed on Annex I thereto.

(b)           Section 6.2(f) of the Agreement is hereby amended and restated in its entirety to read as follows (with deletions indicated by strikethrough and additions indicated by double underline):

(f)            The preemptive rights established by this Section 6.2 shall have no application to Membership Interests:

(i) issued pursuant to any warrants, options or other instruments convertible into or exchangeable for Units issued after the date of this Agreement, provided that the preemptive rights established by this Section 6.2 applied with respect to the initial sale or grant by the Company of such warrants, options or other instruments;

(ii) issued for consideration other than cash pursuant to the acquisition of another business pursuant to a merger, consolidation, acquisition or similar business combination;

(iii) issued to strategic partners, or in connection with the establishment of strategic relationships, in each case including any Affiliate of the Company;

(iv) issued or issuable to employees, advisors or consultants, including in connection with, or pursuant to, one or more of the Company’s incentive plans (including the Company’s Incentive Plan and 2011 Equity Incentive Plan) in effect from time to time, but not including those issued or issuable to advisors and consultants in (ix) below;

(v) issued to the holders of Class B Units, Class C Units and Class D Units upon conversion of such Class B Units or Class C Units or Class D Units in connection with a Conversion Event;

(vi) consisting of Class A Units issued concurrently with the funding of the term loans by the Lenders (as defined in the Credit Agreement) pursuant to the Credit Agreement;

(vii) consisting of the warrants entered into on June 17, 2013 (and Class A Units issuable upon exercise of such warrants) and senior secured convertible loans issued concurrently with the funding of a senior secured convertible credit agreement entered into on June 17, 2013 and amended to increase the original principal amount thereunder by $14 million on December 20, 2013 (and Class A Units issuable upon conversion of such senior secured convertible loans), provided that such warrants (and the warrant agreements entered into concurrently therewith) and such senior secured convertible loans (and the senior secured convertible credit agreement entered into concurrently therewith) shall not be further amended in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein other than (A) any such amendment to the senior secured convertible loans entered into on or prior to December 31, 2014 (as so amended, the “Amended Convertible Loan Agreement”) to provide for (x) additional senior secured convertible loans up to $10 million in original principal amount and (y) a reduction of the conversion price on the aggregate principal amount of all loans issued under the senior secured convertible loan agreement to the lesser of $12.00 and 84.75% of the price per unit (or equivalent security) in the Company’s initial public offering (the “IPO Price”), subject to further adjustment as provided in the Amended Convertible Loan Agreement and (B) any such amendment to the warrants and/or warrant agreements entered into on or prior to December 31, 2014 (the warrants as so amended, the “Amended Warrants”) to provide for the immediate vesting (in full) of such warrants and a reduction in the strike price of such warrants to the lesser of $9.50 and 85% of the IPO Price, subject to further adjustment as provided in such Amended Warrants (with any Class A Units issuable and issued under the Amended Warrants (and warrant agreements) and the senior secured convertible credit loans (and senior secured convertible credit agreement) as the result of such amendments and such additional senior secured convertible loans also being exempt from the pre-emptive rights established by Section 6.2);

(viii) issued in a transaction that values the equity of the Company (prior to such transaction) in excess of the greater of $500,000,000 or $10.00 per Class A Unit (appropriately adjusted for stock splits, stock dividends, recapitalizations, stock combinations or like transactions occurring after June 17, 2013);

(ix) consisting of those Class A Units issuable under (a) the Class A Unit Purchase Warrants No. 1 and No. 2, dated October 31, 2011, and (b) Class A Unit Purchase Warrant Nos. 4 through 35 each dated April 16, 2013 (including  in each case ((a) and (b)) the issuance of such Class A Unit Purchase Warrants), which in each case ((a) and (b)) shall not be amended after June 17, 2013 in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein;

(x) Class E Units of any series with an aggregate Class E Original Issue Price of up to $85~~75~~,000,000;

(xi) Class A Units issued to holders of Class E Units upon conversion of such Class E Units; ~~and~~

(xii) consisting of the warrants (and Class A Units issuable upon exercise of such warrants), senior secured convertible loans (and Class A Units issuable upon conversion of such senior secured convertible loans) which amend and restate certain loans described in clause (vii) above, and second-lien convertible PIK notes (and Class A Units issuable upon conversion of such notes), each entered into on or about August 28, 2015 (and any second-lien convertible PIK notes (the “Delayed PIK Notes”) issued within 120 days after such date on terms that are otherwise the same in all material respects as such initially issued second-lien convertible PIK notes), provided that such warrants (and the warrant agreements entered into concurrently therewith), such senior secured convertible loans (and the senior secured convertible credit agreement entered into concurrently therewith), and such second-lien convertible PIK notes shall not be amended after their initial issuance (except (1) to provide for the issuance of the Delayed PIK Notes, and (2) to reduce the conversion price for such senior secured convertible loans and such second-lien convertible PIK notes (including the Delayed PIK Notes) to the lesser of $12.00 and 80% of the IPO Price, subject to further adjustment as provided in such senior secured convertible credit agreement and such second-lien convertible PIK notes (the “Adjusted Conversion Price”)) in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein; and

(xiii)        issued or issuable pursuant to the Exchange Agreement (including the shares of 5% Convertible Preferred Stock of the corporate successor to the Company, and any shares of common stock of such corporate successor to the Company that are issued or issuable upon conversion of such preferred stock);

provided, however, that the Membership Interests issued pursuant to clauses (ii), (iii) and (iv) of this Section 6.2(f) shall not exceed, in the aggregate, 20% of the outstanding Class A Units on a Fully-Diluted Basis plus (solely under clause (iv)) 5,000,000 Class A Units; provided further, that the Membership Interests issued pursuant to clause (iv) of this Section 6.2(f) shall not (x) exceed, in the aggregate, 7.5% of the outstanding Class A Units on a Fully-Diluted Basis plus 5,000,000 Class A Units, (y) be issued in any form other than options to purchase Class A Units under the Company’s incentive plans at a strike price no less than the low range of the price per Class A Unit as determined by an independent third party appraisal firm of national repute within three months of any such issuance, (z) be issued or granted to any Person who is not an active employee or director of the Company at the time of such issuance or grant (provided that no such issuance or grant shall be made to Samuel D. Waksal), (aa) as to any Membership Interests issued or granted to the Company’s employees and directors of the Company, exceed, in the aggregate, 7.5% of the outstanding Class A Units on a Fully-Diluted Basis, and (bb) as to any Membership Interests issued or granted in 2015 to the Company’s chief executive officer, exceed, in the aggregate, 5,000,000 Class A Units.  In no event shall any Member, the Company or Affiliate of the Company or any Member be entitled to receive Membership Interests pursuant to items (ii) or (iii) without the approval of Members holding a majority of the outstanding Class A Units (including holders of Class E Units voting on an as-converted basis determined pursuant to Section 3.1(h)(ii)(B)(II)), excluding from such approval vote any holders of Class A Units or Class E Units who (or whose Affiliates) would receive Membership Interests under such issuance.

(c)           The ten Business Day prior notice requirement contained in the definition of “Special Approval Vote” is hereby waived, solely with respect to the matters approved in this Amendment, and such waiver shall be deemed an amendment of such definition solely with respect to the matters approved in this Amendment.

Section 2.              Additional Consents. To the extent that the consent of any Person signatory hereto is required in connection with this Amendment (or the issuance of any Units contemplated by this Amendment) pursuant to any agreement with the Company (whether in such Person’s capacity as a Member, a lender, a warrant holder, a note holder, or otherwise), such consent is hereby granted by such Person in all such capacities. To the extent that any Person signatory hereto would otherwise be entitled to preemptive rights, anti-dilution protection, or other similar rights as a result of the execution and delivery of this Amendment or the Company’s performance of the transactions contemplated thereby (including the issuance of any Units contemplated by this Amendment), such rights are hereby waived.

Section 3.              Full Force and Effect.  Except as expressly provided for in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.  This Amendment is limited as written and shall not be deemed to be an amendment, modification or supplement of, or a consent to or waiver of any other term or condition of the Agreement or any other document.

Section 4.              Conflict.  In the event of any conflict between the terms and conditions of this Amendment and the Agreement, this Amendment shall govern and prevail in all respects.

Section 5.              Effect of Amendment.  From and after the execution of this Amendment, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

Section 6.              Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.  ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE

PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 7.              Headings and Captions.  All headings and captions contained in this Amendment are inserted for convenience only and shall not be deemed a part of this Amendment.

Section 8.              Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.  This Amendment may be executed and delivered via telecopier machine or other form of electronic delivery by the parties, which shall be deemed for all purposes as an original.

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Next page is signature page.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Please print or type name of Member above

By:
Name:
Title:

Exhibit B

Form of Amended and Restated Second-Lien Note

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT (A) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER REGULATION D OF THE SECURITIES ACT (AN “AI”), (B) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(d)(1) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO KADMON HOLDINGS, LLC OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT PRIOR TO SUCH TRANSFER, THE ISSUER IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE ISSUER IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), (F) TO AN AI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE ISSUER A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE ISSUER) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $50,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST DELIVER TO THE ISSUER A TRANSFER INSTRUCTION, IN THE FORM ATTACHED HERETO, AND CHECK THE APPROPRIATE BOX SET FORTH ON THE DOCUMENTS INCLUDED IN SUCH TRANSFER INSTRUCTION (INCLUDED ON THE REVERSE HEREOF) RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THESE DOCUMENTS AND CERTIFICATES TO THE ISSUER. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE ISSUER SUCH ADDITIONAL CERTIFICATES AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS AMENDED AND RESTATED NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT; PLEASE CONTACT KONSTANTIN POUKALOV, CHIEF FINANCIAL OFFICER, 450 EAST 29TH STREET, NEW YORK, NEW YORK 10016, TELEPHONE: (212) 308-6000 TO OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE YIELD TO MATURITY.

THE OBLIGATIONS EVIDENCED BY THIS AMENDED AND RESTATED NOTE ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF (I) THE “OBLIGATIONS” (AS DEFINED IN THE NON-CONVERTIBLE CREDIT FACILITY AGREEMENT HEREINAFTER REFERRED TO) UNDER SUCH

NON-CONVERTIBLE CREDIT FACILITY AGREEMENT AND (II) THE “OBLIGATIONS” (AS DEFINED IN THE CONVERTIBLE CREDIT FACILITY AGREEMENT HEREINAFTER REFERRED TO) UNDER SUCH CONVERTIBLE CREDIT FACILITY AGREEMENT.

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[SECOND] AMENDED AND RESTATED NOTE

THIS [SECOND] AMENDED AND RESTATED NOTE (this “Amended and Restated Note”) is made as of April [  ], 2016 by the undersigned, Kadmon Pharmaceuticals, LLC, a Pennsylvania limited liability company (the “Issuer”) for [INSERT ORIGINAL HOLDER NAME] (the “Original Holder”).

INTRODUCTION

A.                   The Issuer issued to the Original Holder a Note in the original principal amount of [INSERT ORIGINAL PRINCIPAL AMOUNT ($[                ]), dated as of [INSERT ORIGINAL ISSUE DATE] (the “Original Issue Date”), which [was amended and restated on October 27, 2015 and] continues to be outstanding as of the date hereof ([as so amended and restated,] the “Original Note”).

B.                   The Issuer, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, wishes to amend and restate the Securities pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Note shall be amended and restated in its entirety by this Amended and Restated Note.

No. 1

$[INSERT CURRENT AMOUNT (Original Amount plus PIK Interest to date)]

13.0% Second-Lien Convertible PIK Notes Due 2019

Issuer, promises to pay to the Original Holder, or registered transfers or assigns, the principal amount of $[INSERT CURRENT AMOUNT (Original Amount plus PIK Interest to date)] on August 28, 2019 (the “Maturity Date”).

Guarantors: Kadmon Holdings, LLC (“Holdings”), the Subsidiaries of Holdings party to the Guaranty and Security Agreement, all future parties to the Guaranty and Security Agreement, and any successor Person to the foregoing (collectively, the “Guarantors” and, together with the Issuer, the “Obligors”).

Original Issue Date: [                   ]

Interest Payment Dates: October 1 and April 1, commencing on [October 1, 2015/April 1, 2016]

Regular Record Dates: September 15 and March 15

Additional provisions of this Amended and Restated Note are set forth on the other side of this Amended and Restated Note. All Securities (as defined herein) have terms identical to those of this Amended and Restated Note in all material respects, except with respect to the principal amount represented by such Securities, in the case of PIK Notes (as defined herein), the date of original issuance and the first interest payment date and such changes as are permitted in accordance with the terms of this Amended and Restated Note and such other Securities.

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IN WITNESS WHEREOF, this Amended and Restated Note has been duly executed by an officer of the Issuer.

KADMON PHARMACEUTICALS, LLC

By:
Name:
Title:

DATED:

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person to such Guarantor) has unconditionally guaranteed, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the obligations of the Issuer under the 13.0% Second-Lien Convertible PIK Notes Due 2019, including this Amended and Restated Note, to the extent set forth in the Guaranty and Security Agreement, dated as of August 28, 2015 (as amended, supplemented or otherwise modified from time to time), among Kadmon Pharmaceuticals, LLC, as Issuer, Kadmon Holdings, LLC, as Holdings, and the other Guarantors party thereto from time to time. Any Subsidiary of Holdings that becomes a party to the Guaranty and Security Agreement after the Original Issue Date shall be a Guarantor with respect to 13.0% Second-Lien Convertible PIK Notes Due 2019, including this Amended and Restated Note, notwithstanding that it has not executed the Notation of Guarantee on any Notes, including the Notation of Guarantee on this Amended and Restated Note.

KADMON HOLDINGS, LLC

By:
Name:
Title:

KADMON CORPORATION, LLC

By:
Name:
Title:

KADMON RESEARCH INSTITUTE, LLC

By:
Name:
Title:

THREE RIVERS RESEARCH INSTITUTE I, LLC

By:
Name:
Title:

THREE RIVERS BIOLOGICS, LLC

By:
Name:
Title:

THREE RIVERS GLOBAL PHARMA, LLC

By:
Name:
Title:

REVERSE SIDE OF NOTE

13.0% Second-Lien Convertible PIK Notes Due 2019

This Amended and Restated Note is one of $114,760,000 aggregate initial principal amount of 13.0% Second-Lien Convertible PIK Notes Due 2019 issued by the Issuer on or prior to December 26, 2015 (the “Notes”), which, together with all PIK Notes issued from time to time and all 13.0% Second-Lien Convertible PIK Notes Due 2019 issued in connection with transfers, exchanges or otherwise as permitted by the terms hereof, form a single class of securities (the “Securities”) for all purposes, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Securities, including this Amended and Restated Note, impose certain limitations (set forth herein and in each other Security) on Holdings, the Issuer and their respective Subsidiaries. “Subsidiary” refers, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity (i) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”) as of such date, (ii) the securities of which or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (iii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Holdings. For the avoidance of doubt, MeiraGTx Limited, a company organized under the laws of England and Wales, shall not be considered a “Subsidiary” hereunder.

The aggregate principal amount of Securities, at any date of determination, shall be the principal amount of all outstanding Securities, including all PIK Notes issued at or prior to such date of determination, at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders (as defined below) of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the provisions of the Securities. “Holder” refers to a Person in whose name a Security is registered.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent or other action, Securities owned by Holdings, the Issuer, the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Holdings, the Issuer or the Guarantors shall be disregarded and deemed not to be outstanding. Only Securities outstanding at the time of such determination shall be considered in any such determination.

Terms used but not otherwise defined in the Securities shall have the meaning assigned to such terms in the Non-Convertible Credit Facility Agreement, as amended to the date hereof. Any reference to “Borrower” in the Non-Convertible Credit Facility Agreement shall be deemed to be a reference to “Issuer” for purposes of this Amended and Restated Note.

1. This Amended and Restated Note; the Notes; the Securities

(a)                The Securities are issued as registered notes without coupons in minimum denominations of $50,000, and increments of $5,000 in excess thereof, except as may be necessary to (1) reflect any PIK Interest (as defined herein) or (2) enable the registration of transfer by a Holder of its entire holding of Securities. The Issuer shall keep at its principal office a register (the “Register”) in which the Issuer shall provide for the registration of Securities and of transfers of Securities. No transfer of Securities, including this Amended and Restated Note, may be effected unless a valid transfer instruction in the form attached to each of the Securities (the “Transfer Instruction”), including this Amended and Restated Note, is delivered to the Issuer as provided in this Section 1. If the Issuer determines in good faith that a Transfer Instruction is not valid, it shall within ten (10) Business Days of receipt thereof notify the Holder submitting such Transfer Instruction of the defect (a “Defect Notice”). In the absence of a Defect Notice, any transfer shall be deemed to be effective at the end of the tenth (10th) Business Day following delivery of a Transfer Instruction. The entries in the Register shall be conclusive absent manifest error, and the Issuer and the Holders shall treat each Person whose name is recorded (or deemed to be recorded) in the

Register pursuant to the terms hereof as a Holder hereunder for all purposes of the Securities, including this Amended and Restated Note, notwithstanding notice to the contrary. A “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

(b)                The Register shall be available for inspection by the Holder of any Security, including this Amended and Restated Note, at any reasonable time and from time to time upon reasonable prior notice. This Amended and Restated Note shall be transferred only by surrendering this Amended and Restated Note to the Issuer and having a new Security or Securities reissued to the transferee.

(c)                 This Amended and Restated Note may be transferred to any transferee pursuant to a Transfer Instruction; provided that (i) such transfer shall be made in compliance with the restrictive legend on the face of this Amended and Restated Note, the Securities Act and any applicable securities laws, (ii) such transfer shall be in compliance with Section 11 hereof and this Section 1, (iii) such transfer shall be in compliance with the Second Amended and Restated Limited Liability Company Agreement of Holdings, dated as of June 27, 2014 (as amended, “Holdings’ LLC Agreement”) as amended to the date hereof (and for the avoidance of doubt, the Securities shall be considered Membership Interests (as defined in Holdings’ LLC Agreement) for purposes of the transfer restrictions contained therein) and (iv) such transfer shall be in a principal amount of not less than $1,000,000 (or such lesser amount as shall be the then outstanding principal amount of this Amended and Restated Note). The Holder of this Amended and Restated Note and its transferee shall deliver to the Issuer an appropriate IRS Form W-8 or W-9, as applicable, and/or any additional documentation that the Issuer may reasonably require in connection with any transfer of this Amended and Restated Note. Upon any transfer pursuant to a Transfer Instruction, the transferee shall, to the extent of such transfer, be entitled to exercise the rights of the Holder making such transfer and shall thereafter be deemed a “Holder” under this Amended and Restated Note for all purposes.

(d)                Upon surrender of this Amended and Restated Note for registration of transfer in the Register, the Issuer shall execute and deliver one or more new Securities of like tenor and of the principal amount transferred, registered in the name of such transferee or transferees and, if applicable, a new Security of like tenor to the transferor and of principal amount equal to the principal amount of this Amended and Restated Note remaining following such transfer. Any purported transfer of this Amended and Restated Note, or any portion hereof, to a transferee that does not comply with the requirements specified in this Amended and Restated Note will be of no force and effect and shall be null and void ab initio.

(e)                 If surrendered for registration of transfer or exchange, this Amended and Restated Note must be duly endorsed and be accompanied by a written Transfer Instruction duly executed, by the Holder of this Amended and Restated Note or such Holder’s attorney-in-fact duly authorized in writing. Any Securities issued in exchange for this Amended and Restated Note or upon transfer hereof shall carry the rights to unpaid interest and interest to accrue which were carried by this Amended and Restated Note, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Holder of this Amended and Restated Note of the loss, theft, destruction or mutilation of this Amended and Restated Note and, in the case of any such loss, theft or destruction, upon receipt of such Holder’s indemnity agreement satisfactory to the Issuer, or in the case of any such mutilation upon surrender and cancellation of this Amended and Restated Note, the Issuer will make and deliver a new Security, of like tenor and principal amount, in lieu of the lost, stolen, destroyed or mutilated Note.

(f)                  If this Amended and Restated Note is transferred to the Issuer, Holdings or any Subsidiary of Holdings pursuant to this Section 1, this Amended and Restated Note shall for all purposes be deemed to be automatically and immediately cancelled and the indebtedness evidenced hereby shall no longer be outstanding for any purpose hereunder.

(g)                 In connection with any proposed transfer of this Amended and Restated Note from time to time, Holdings and the Issuer each covenants and agrees to use commercially reasonable efforts to cooperate, and to cause their respective Subsidiaries to cooperate, with the Holder of this Amended and Restated Note by (i) if at the time of such proposed transfer, neither Holdings nor the Issuer is subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), providing, upon request, customary information satisfying the requirements of Rule 144A(d)(4) under the Securities Act, (ii) facilitating any such transfers by making appropriate entry on the Register in accordance with the provisions of this Section 1, and (iii) providing such other ministerial items reasonably requested by the Holder of this Amended and Restated Note.

(h)                Unless the context otherwise requires, for all purposes of this Amended and Restated Note, references to the “principal amount” of this Amended and Restated Note (and references to the “principal amount” of the Notes or the Securities) include any increase or accretion in principal amount hereof or thereof, including as a result of the payment of PIK Interest (as defined herein) or Partial PIK Interest (as defined herein). The issuance of PIK Notes (as defined herein) and/or the increase in the principal amount of any Security, including this Amended and Restated Note, as a result of PIK Interest or Partial PIK Interest will be reflected in the Register by the Issuer on the date of such issuance and/or increase.

2. Interest

(a)                Issuer promises to pay interest on the principal amount of this Amended and Restated Note and on the principal amount of each other Security on each Interest Payment Date, as set forth herein, to the Holder of record of this Amended and Restated Note or such other Security, as applicable, at the close of business on the regular Record Date immediately preceding such Interest Payment Date, commencing on [October 1, 2015/April 1, 2016].

(b)                This Amended and Restated Note shall bear interest on the unpaid principal hereof from and including the Original Issue Date through but excluding the date on which such principal is paid (whether upon final maturity, by prepayment, acceleration or otherwise, in each case in accordance with the terms of this Amended and Restated Note) at a rate equal to 13.0% per annum (subject to any increases in accordance with the following sentence, the “Interest Rate”). If a Qualified IPO, as defined below, has not been consummated on or before March 31, 2016, the Interest Rate applicable to all Securities shall automatically increase as of, and including, April 1, 2016 by an additional 300 basis points and the Interest Rate shall subsequently increase by an additional 300 basis points as of each October 1 and April 1, inclusive, until the Interest Rate equals 21.0% per annum (the “Maximum Interest Rate”), which shall remain the applicable Interest Rate for all Securities so long as any Securities remain outstanding. Anything herein to the contrary notwithstanding, the obligations of the Issuer hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Holders of the Securities, including this Amended and Restated Note, would be contrary to the provisions of any applicable law limiting the highest rate of interest which may be lawfully contracted for or received by such Holders, and in such event the Issuer shall pay such Holder interest at the highest rate permitted by applicable law (the “Maximum Lawful Rate”); provided, however, that if at any time thereafter the Interest Rate otherwise payable hereunder is less than the Maximum Lawful Rate, the Issuer shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by such Holders is equal to the total interest that would have been received by such Holders had the Interest Rate hereunder been payable without regard for the limitation imposed by this sentence.

(c)                 The Issuer may, at its option, elect to pay interest due on this Amended and Restated Note on any Interest Payment Date: (i) entirely in cash (“Cash Interest”) on such date; (ii) entirely by increasing the principal of this Amended and Restated Note or by issuing additional Securities in certificated form (“PIK Notes”) with the same rights and benefits as this Amended and Restated Note (“PIK Interest”) on such date; or (iii) partially in cash and partially by increasing the principal amount of this Amended and Restated Note or by issuing PIK Notes (“Partial PIK Interest”) on such date. In each case, PIK Interest shall be rounded up to the nearest $1.00. PIK Notes, if any are issued, will be dated as of the applicable Interest Payment Date and will bear interest from and after such date at the then applicable Interest Rate. All PIK Notes issued pursuant to a payment of PIK Interest will mature on the Maturity Date and will be governed by, and subject to, the terms, provisions and conditions set forth in such PIK Notes, which shall be identical to the provisions and conditions set forth in this Amended and Restated Note in all material respects. PIK Notes will be issued with the description “PIK” on the face of such PIK Note certificates.

(d)                Unless the Issuer otherwise notifies the Holder of this Amended and Restated Note at least three (3) Business Days prior to any Interest Payment Date, interest payable on such Interest Payment Date shall be payable entirely in PIK Interest, which PIK Interest shall be paid, at the option of the Issuer, by (A) the issuance of certificated PIK Notes on such Interest Payment Date or (B) by the increase in the outstanding principal amount of this Amended and Restated Note in the amount of such PIK Interest on such Interest Payment Date. If no PIK Notes are delivered on an Interest Payment Date, (i) the outstanding principal amount of this Amended and Restated Note will be automatically increased by the Issuer in the amount of such PIK Interest on such Interest Payment Date and such increase shall be reflected in the Register on such Interest Payment Date and (ii) the Issuer shall notify the Holder of this Amended and Restated Note of such increase promptly thereafter.

(e)                 The Issuer shall pay interest on overdue principal at the Interest Rate borne by this Amended and Restated Note, and it shall pay interest on overdue installments of interest at the same Interest Rate to the extent lawful. If the Issuer defaults in a payment of interest on this Amended and Restated Note, the Issuer shall pay the defaulted interest then borne by this Amended and Restated Note (plus interest on such defaulted interest to the extent lawful) in any lawful manner.

(f)              Any amounts due or otherwise payable in respect of Securities on the Maturity Date shall be payable entirely in cash.

(g)                 Interest on the Securities, including this Amended and Restated Note, shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date or, in the case of PIK Notes, from the date of their original issuance. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

3. Method of Payment; Tax Forms

(a)                The Issuer shall pay interest on the Securities, including this Amended and Restated Note, (except defaulted interest) to the Person who is the registered Holder at the close of business on September 15 or March 15 (each, a “Record Date”), whether or not a Business Day, immediately preceding the applicable Interest Payment Date even if this Amended and Restated Note is canceled after the Record Date and on or before the Interest Payment Date. If any Interest Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. Each Holder of a Security must surrender such Security to the Issuer to collect principal payable on the Maturity Date.

(b)                The Issuer shall pay any defaulted interest with respect to a Security to the Holder of such Security on a subsequent special record date. No payment of defaulted interest may be made with respect to a Security unless a concurrent payment of defaulted interest is made on a pro rata basis to the Holders of all Securities for which defaulted interest is then payable. The Issuer shall fix or cause to be fixed any such special record date, which shall be a date no later than 15 days following the commencement of accrual of the defaulted interest, and shall promptly mail or cause to be mailed to the Holder of the Securities a notice that states the special record date, the payment date and the amount of defaulted interest to be paid to Holders of Securities.

(c)                 The Issuer shall pay principal, premium, if any, any cash interest, if elected, and all other monetary obligations payable hereunder, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Cash payments in respect of Securities, including this Amended and Restated Note, (including principal, cash interest (if elected) and all other monetary obligations payable in cash) shall be made by wire transfer of immediately available funds to the account maintained with a bank in the United States specified in writing to the Issuer by the Holder of this Amended and Restated Note on the Original Issue Date (the “Cash Payment Account”). The Holder of this Amended and Restated Note may change the applicable Cash Payment Account by giving written notice to the Issuer to such effect designating such new account no later than 30 days immediately preceding the relevant payment date (or such other date as the Issuer may accept in its sole discretion).

(d)                Notwithstanding anything herein to the contrary, the payment of accrued interest in connection with any redemption of Securities, including this Amended and Restated Note, as described under Section 5 hereof or in connection with any repurchase of Securities, including this Amended and Restated Note, pursuant to Section 7 hereof shall be made solely in cash.

(e)                 The Issuer shall be entitled to deduct and withhold from the amounts otherwise payable hereunder, such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law.  If the Issuer withholds any such amounts, the amounts so withheld shall be treated for all purposes of this Agreement as having been paid hereunder.

(f)                  On or before the date on which a Person becomes a Holder hereunder, such Person shall deliver to the Issuer (i) a properly completed applicable Internal Revenue Service Form W-9 or W-8 (together with appropriate attachments and, if applicable, a certificate(s) establishing that such Person is entitled to an exemption for portfolio interest under Code Section 881(c) and/or Code Section 871(h)). The Holder shall also provide the foregoing documentation promptly upon reasonable demand by the Issuer and promptly upon learning that any form previously provided by the Holder has become obsolete or incorrect.

4. Conversion

(a)                Upon the consummation of a firm commitment underwritten initial public offering of Equity Interests of Holdings (or a successor entity) in which (i) such Equity Interests are listed on a national securities exchange and (ii) combined primary and secondary gross proceeds of such offering equal not less than $50.0 million (such public offering, a “Qualified IPO”), Securities, including this Amended and Restated Note, shall be converted into Class A Units of Holdings (the “Conversion Units”), in accordance with the provisions of this Section 4 and the Issuer shall cause Holdings to issue such Conversion Units. Conversion Units issued pursuant to this Section 4 shall have the rights, preferences and privileges of Class A Units of Holdings, as set forth in Holdings’ LLC Agreement. If Class A Units of Holdings are converted into other Equity Interests (“Conversion Equity Interests”) in connection with any conversion of Holdings into a Delaware corporation (whether by conversion, merger, consolidation or otherwise), then all references herein to Conversion Units and/or Class A Units of Holdings shall be understood to refer to such Conversion Equity Interests.

(b)                Upon the due conversion of any principal amount of a Security, including this Amended and Restated Note, and any accrued and unpaid interest thereon or hereon, as applicable, in accordance with this Section 4 and the issuance of the applicable Conversion Units to the Holder of such Security in accordance with this Section 4, such principal amount of such Security and such accrued interest thereon so converted shall be deemed paid in full and no longer outstanding.

(c)                 The number of Conversion Units into which a Security shall be converted shall equal the aggregate principal amount of such Security, together with all accrued and unpaid interest thereon, as of the time of conversion divided by the applicable Conversion Price in effect at the time of conversion (the “Conversion Rate”). The “Conversion Price” shall be equal to: the product of (x) 80% and (y) the price per Class A Unit of Holdings (or the price per share of common stock of the corporate successor to Holdings, if applicable) offered in a Qualified IPO; provided, however, that the Conversion Price shall be capped at $12.00 (the “Conversion Price Cap”). The Conversion Price Cap (for Adjustment Events occurring prior to a Qualified IPO) shall be subject to proportionate adjustment for any equity split, equity combination, in-kind distribution, recapitalization or similar transaction that affects the economic rights of the Conversion Units (“Adjustment Events”).

(d)                Within five (5) business days of a Qualified IPO, each Holder shall deliver to Holdings the Security certificate, duly endorsed, or an affidavit of loss, including provisions indemnifying Holdings with respect to such loss, and otherwise in a form reasonably acceptable to Holdings, at the address specified by Holdings pursuant to Section 21 hereof together with a notice (the “Conversion Notice”). which shall state the name or names in which the Conversion Units issuable upon conversion of such Security are to be issued; provided, that if the Conversion Units are to be issuable in the name of any Person other than the Holder of such Conversion Units, the transfer requirements set forth in Section 1(c) must first be satisfied.  In addition, the Conversion Notice shall state that the Holder agrees, effective as of the date thereof, (i) to become a party to the Holdings LLC Agreement as a member (or, if applicable, a party to the shareholders agreement or stockholders agreement entered into by all equity holders of Holdings following the Incorporation Transaction in a similar capacity), (ii) to be bound by all terms, covenants, conditions, representations and warranties under the Holdings LLC Agreement (or, if applicable, under the shareholders agreement or stockholders agreement entered into by all equity holders of Holdings following the Incorporation Transaction) and (iii) that for all purposes of the Holdings LLC Agreement, the undersigned shall be included within the term member (or, if applicable, as a party to the shareholders agreement or stockholders agreement entered into by all equity holders of Holdings following the Incorporation Transaction in a similar capacity).  The Holder shall also acknowledge in the Conversion Notice that it has received and reviewed a copy of the Holdings LLC Agreement or shareholders agreement or stockholders agreement entered into by all equity holders of Holdings following the Incorporation Transaction, as applicable. Holdings shall, as soon as reasonably practicable thereafter, deliver to each recipient of such Conversion Units, a statement that sets forth, as of the most recent date practicable, such recipient’s ownership interest in Holdings. Any conversion pursuant to this Section 4 shall be deemed to have been made immediately upon the completion of a Qualified IPO, and the Person or Persons entitled to receive the Conversion Units issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Units as of such date.  Issuer shall cause Holdings to take all actions required to effect the conversion described in this Section 4.

(e)                 The Issuer shall not be responsible for the payment of any Taxes in respect of the issue or delivery of the Conversion Units pursuant hereto other than any and all stamp, excise or similar taxes that may be payable in respect of such issuance or delivery.

(f)                  Each Holder, to the extent such Holder is not already a party to a lock-up agreement with the managing underwriters in a Qualified IPO (the “Representatives”) with substantially the same terms as those contained in this Section 4(f), hereby agrees that in connection with the conversion of its Securities upon the occurrence of a Qualified IPO, it will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Holder or any affiliate of the Holder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any Conversion Units or any securities convertible into or exercisable or exchangeable for Conversion Units, or publicly announce an intention to effect any such transaction, for a period from the date of the filing with the Commission of Holdings’ registration statement relating to such Qualified IPO through 180 days after the date of the underwriting agreement relating thereto (the “Lock-up Period”).  It shall be a condition to any transfer of any Conversion Units or any securities convertible into or exercisable or exchangeable for Conversion Units during the period  from the date hereof until the commencement of the Lock-up Period, that each recipient of such securities agrees in writing to be bound by the same restrictions in place for the Holder pursuant to this Section 4(f) for the duration that such restrictions remain in effect at the time of transfer.

The foregoing paragraph shall not apply to (A) Conversion Units disposed of as bona fide gifts, including as a result of the operation of law, including pursuant to a domestic order or a negotiated divorce settlement, or estate or intestate succession; (B) if the Holder is a natural person, transfers of Conversion Units to (i) the legal representative, heir, beneficiary or a member of the immediate family of the Holder (for purpose of this Section 4(f), “immediate family” shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin), (ii) any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, and/or charitable organizations or (iii) a corporation, partnership, limited liability company or other entity of which the Holder and the immediate family of the Holder are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity; (C) if the Holder is a corporation, partnership, limited liability company or other entity, transfers of Conversion Units to (i) any trust or other entity for the direct or indirect benefit of the Holder or any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the Holder, (ii) a corporation, partnership, limited liability company or other entity of which the Holder and any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the Holder are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity, or (iii) partners, members or shareholders of the Holder; (D) transfers of Conversion Units to the Holder’s affiliates or to any investment fund or other entity controlled or managed by the Holder; and (E) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Conversion Units, provided that such plan does not provide for the transfer of Conversion Units during the Lock-up Period and, other than any filing required to be made pursuant to Section 13 or Section 16 of the Exchange Act after the expiration of the Lock-up Period, no public announcement of the establishment or existence of such plan and no filing with the Commission or other regulatory authority in respect of such plan or transactions thereunder or contemplated thereby, by the Holder, Holdings or any other person, shall be made by the Holder, Holdings or any other person, prior to the expiration of the Lock-up Period; provided, that in the case of any transfer or distribution pursuant to clause (C)(i)-(iii) or clause (D), such transfers shall not involve a disposition for value; provided further, however, that in the case of any transfer or distribution pursuant to clause (A), (B), (C) or (D), it shall be a condition to such transfer that (i) each recipient of Conversion Units agrees in writing to be bound by the same restrictions in place for the Holder pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (ii) prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer

(donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Conversion Units in connection with such transfer.

Furthermore, notwithstanding the restrictions imposed by this Section 4(f), the Holder may, without the prior written consent of the Representatives, (i) (A) exercise an option to purchase shares of common stock of Holdings (or any corporate successor) (“Common Stock”) granted under any equity incentive plan, stock option plan, stock bonus plan or stock purchase plan of Holdings in effect at the time of a Qualified IPO and disclosed in the prospectus therefor (the “Prospectus”), (B) exercise any warrants outstanding at the time of a Qualified IPO and disclosed in the Prospectus or (C) convert any loans, notes, or debt (“Convertible Securities”), provided that, in the case of clauses (i)(A), (i)(B) and (i)(C), the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Section 4(f), and provided, further that, except as permitted below, if the Holder is required to make a filing under the Exchange Act, the Holder shall include a statement in such report to the effect that the report relates to the exercise of a stock option or warrant or conversion of any Convertible Security, that no shares of Common Stock were sold by the reporting person and that the shares of Common Stock received upon exercise of the stock option or warrant or conversion of any Convertible Security are subject to restrictions on transfer set forth in this letter agreement and (ii) transfer, sell or dispose of shares of Common Stock acquired on the open market following the Offering, provided that no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer, sale or disposition pursuant to this clause (ii) during the Lock-up Period, and (iii) transfer shares of Common Stock (A) to pay taxes (including estimated taxes) of the Holder in connection with the vesting or exercise of equity awards by the Holder pursuant to Holdings’ equity incentive, stock option, stock bonus or other stock plan or arrangement described in the Prospectus, (B) pursuant to a net exercise or cashless exercise by the Holder of outstanding equity awards pursuant to Holdings’ equity incentive, stock option, stock bonus or other stock plan or arrangement, provided that any Shares acquired upon the net exercise or cashless exercise of equity awards described in clause (iii)(B) shall be subject to the restrictions set forth in this letter agreement; provided further, that no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition pursuant to this clause (iii) during the Lock-up Period.

In the event that during the Lock-up Period, the Representatives waive any prohibition on the transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock with respect to any officer or director of Holdings or any holder of more than 5% of the outstanding Common Stock on a fully-diluted basis, the Representatives shall be deemed to have also waived, on the same terms, the prohibitions set forth in this Section 4(f) that would otherwise have applied to the Holder with respect to the same percentage of the Holder’s Conversion Units or securities convertible into or exercisable or exchangeable for Conversion Units as the relative percentage of aggregate Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by such party receiving the waiver that are subject to such waiver.  The provisions of this paragraph will not apply: (1) unless and until the Representatives have first waived more than 1.0% of Holdings’ total outstanding shares of Common Stock (assuming conversion, exercise and exchange of all securities convertible into or exercisable or exchangeable for Common Stock) from such prohibitions or (2) (a) if the release or waiver is effected solely to permit a transfer not involving a disposition for value and (b) the transferee has agreed in writing to be bound by the same terms described in this Section 4(f) to the extent and for the duration that such terms remain in effect at the time of the transfer.  In the event that any percentage of such Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock released from the prohibitions set forth in this Section 4(f) are subject to any restrictions of the type set forth in the first paragraph of this Section 4(f), the same restrictions shall be applicable to the release of the same percentage of the Holder’s Conversion Units or any securities convertible into or exercisable or exchangeable for Conversion Units. In the event that, as a result of this paragraph, any Conversion Units or any securities convertible into or exercisable or exchangeable for Conversion Units by the Holder are released from the restrictions imposed by this Section 4(f), Holdings, in consultation with the Representatives, shall use commercially reasonable efforts to notify the Holder within two business days of notification by the Representatives of such release that the same percentage of aggregate Conversion Units or any securities convertible into or exercisable or exchangeable for Conversion Units held by the Holder has been released; provided that the failure to give such notice to Holdings or the Holder shall not give rise to any claim or liability against Holdings or the underwriters in the Qualified IPO.

The terms of this Section 4(f) shall only be effective so long as equityholders of Holdings identified by the managing underwriters are entering into substantially the same lock-up agreements for an identical (or longer) term. The provisions of this Section 4(f) shall not apply to the sale of any Conversion Units to an underwriter pursuant to an underwriting agreement.  The underwriters in connection with a Qualified IPO are intended third party beneficiaries of this Section 4(f) and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  In order to enforce the foregoing covenant, Holdings may impose stop-transfer instructions with respect to the Conversion Units of each Holder until the end of such period.  For the avoidance of doubt, the provisions of this Section 4(f) shall survive the conversion of this Amended and Restated Note into Conversion Units.  The Holder further agrees to execute an agreement with the Representatives reflecting the foregoing, the terms of any agreement executed with the Representatives (whether prior to or after the date of this Amended and Restated Note) to supersede all of the terms of this Section 4(f).

5. Redemption

(a)                On or after the later of (x) the first anniversary of August 28, 2015 and (y) the date of the consummation of a Qualified IPO, the Issuer may redeem Securities (including this Amended and Restated Note) at its option, in whole at any time or in part from time to time, at a redemption price (expressed as a percentage of principal amount of the Securities to be redeemed) of 150.00%, plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), payable (at the Issuer’s option) in cash or Class A Units (or Conversion Equity Units, as applicable) valued at VWAP (as defined in the Convertible Credit Facility Agreement); provided that the Issuer may not elect to pay the redemption price in Class A Units (or Conversion Equity Units, as applicable) unless the VWAP over the 30-day period prior to the date of the redemption notice is above 150% of the per share price in the Issuer’s Qualified IPO (as adjusted for stock splits, reverse stock splits, and similar events affecting such shares).

(b)                In addition, on or after the later of (x) the third anniversary of August 28, 2015 and (y) the date of the consummation of a Qualified IPO, the Issuer may redeem Securities (including this Amended and Restated Note) at its option, in whole or in part, at a redemption price in cash (expressed as a percentage of principal amount of the Securities to be redeemed) of 110.00%, plus accrued and unpaid interest to but excluding the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(c)                 If Issuer or a third party is required to make a Change of Control Offer pursuant to Section 7 and in connection with such Change of Control Offer, Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such Change of Control Offer and the Issuer or such third party purchases all of the Securities validly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash (expressed as a percentage of principal amount of such Securities to be redeemed) of 110.00%, plus accrued and unpaid interest up to but excluding the redemption date (provided that if such Change of Control occurs prior to a Qualified IPO, then such redemption price shall be 150.00%, plus accrued and unpaid interest up to but excluding the redemption date).

(d)                Any redemption of Securities (including this Amended and Restated Note) may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related equity offering or related financing transaction.

(e)                 In the case of any partial redemption, selection of the Securities for redemption will be made by the Issuer on a pro rata basis. The Issuer shall make the selection from outstanding Securities not previously called for redemption.

(f)                  At least 30 but not more than 60 days before a redemption date pursuant to this Section 5, the Issuer shall deliver a notice of redemption to each Holder whose Securities are to be redeemed at such Holder’s registered address or as otherwise permitted under the terms of the Securities. Such notice shall be irrevocable.

Any such redemption notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) that Securities called for redemption must be surrendered to the Issuer to collect the redemption price and accrued interest;

(iv) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(v) that, unless the Issuer defaults in making such redemption payment, interest on Securities (or portions thereof) called for redemption shall cease to accrue on and after the redemption date; and

(vi) any conditions precedent (including, but not limited to, consummation of any related equity offering or related financing transaction) to such redemption.

(g)                 Once notice of redemption is delivered in accordance with Section 5(f), then, subject to satisfying any conditions precedent specified in such notice, Securities called for redemption shall become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Issuer, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date, and no additional interest will be payable to the Holders whose Securities will be subject to redemption by the Issuer. Failure to deliver the redemption notice or any defect in the redemption notice delivered to any Holder of Securities shall not affect the validity of the redemption notice to any other Holder of Securities. With respect to any Securities called for redemption, prior to 2:00 p.m., New York City time, on the redemption date, the Issuer shall segregate and hold in trust money sufficient to pay the redemption price of, and accrued interest on, all Securities or portions thereof to be redeemed on that date. On and after payment of the redemption price stated in the notice, plus accrued interest, to, but excluding, the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption.

6. No Mandatory Redemption

(a)                The Issuer is not be required to make any mandatory redemption or sinking fund payments with respect to this Amended and Restated Note or any other Security.

7. Repurchase of Securities at the Option of the Holders upon Change of Control

(a)                Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 110.00% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), except to the extent the Issuer has previously or concurrently elected to redeem the Securities pursuant to, and in accordance with, Section 5 of the Securities.

(b)                Not later than 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Securities in accordance with Section 5 of the Securities, the Issuer shall deliver a notice (a “Change of Control Offer”) to each Holder of Securities stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at a repurchase price in cash equal to 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered); and

(iv) the instructions determined by the Issuer, consistent with this Section 7, that a Holder must follow in order to have its Securities purchased.

(c)                 Holders electing to have Securities purchased pursuant to this Section 7 shall be required to surrender the Securities, with an appropriate form duly completed (the form of which is attached hereto), to the Issuer at the address specified in the Change of Control Offer at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Issuer receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities which were delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d)                On the purchase date, the Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), and all Securities purchased by the Issuer under this Section 7 shall be promptly cancelled and shall no longer be considered outstanding for any purpose.

(e)                 A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)                  Notwithstanding the foregoing provisions of this Section 7, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 7 of the Securities applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. Securities purchased by a third party pursuant to this clause (f) shall have the status of Securities issued and outstanding and shall not be cancelled.

(g)                 A Security shall be deemed to have been accepted for purchase at the time the Holder of such Security receives payment therefor.

(h)                The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 7. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 7, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 7 by virtue thereof.

(k)                Subject to the conditions set forth in Section 5(c), the Issuer may redeem outstanding Securities in connection with a Change of Control Offer under the circumstances, and at the redemption price, set forth in Section 5 of the Securities.

(l)                    For purposes of the Securities, a “Change of Control” shall mean:

(i) prior to a Qualifying IPO:

(A)                               Kadmon I, LLC shall own directly less than a majority, on a fully diluted basis, of the voting and economic power of Holdings;

(B)                               any Person or group of Persons (within the meaning of Rules 13(d)(3) and 13(d)(5) under the Exchange Act) other than Kadmon I, LLC or the Closing Date Managing Member shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of managers or other governing body of Holdings; or

(C)                               the managing member of Kadmon I, LLC shall cease to be either (i) the Closing Date Managing Member or (ii) another individual who was a member of Kadmon I, LLC on August 28, 2015;

(ii) from and after a Qualifying IPO:

(A)                               any Person or group of Persons (within the meaning of Rules 13(d)(3) and 13(d)(5) under the Exchange Act) other than Kadmon I, LLC or the Closing Date Managing Member (x) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in Holdings or (y) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of managers or other governing body of Holdings;

(B)                               any Persons or group of Persons (within the meaning of Rules 13(d)(3) and 13(d)(5) under the Exchange Act) other than the Closing Date Managing Member shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in Kadmon I, LLC; or

(C)                               the occupation of a majority of the seats (other than vacant seats) on the board of directors (or other equivalent body) of Holdings by Persons who were neither (x) nominated by the board of directors of Holdings, nor (y) appointed by directors so nominated; or

(iii) at any time:

(A)                               Holdings ceases to own and control, directly or indirectly, beneficially and of record, 100% of all of the Equity Interests of Kadmon Corporation, LLC;

(B)                               Kadmon Corporation, LLC ceases to own and control, directly or indirectly, beneficially and of record, 100% of all of the Equity Interests of the Issuer;

(C)                               Issuer shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of its Subsidiaries (except to the extent that any such Disposition of Equity Interests is expressly permitted hereunder);

(D)                               any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of Holdings or the Issuer to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder in effect on August 28, 2015); or

(E)                                a “Change of Control” or any term of similar effect, as defined in the Senior Credit Facilities Agreements.

8. Affirmative Covenants.  Each Obligor covenants and agrees with each Holder that, so long as any Securities remain outstanding:

(a)               Financial Statements and Other Information. Holdings will furnish to each Holder of Securities:

(i) prior to the occurrence of a Qualified IPO, as soon as available and in any event within 30 days after the end of each of the first two fiscal months of each fiscal quarter, the unaudited consolidated and consolidating balance sheets of the Obligors as of the end of each such month, and the related unaudited consolidated and consolidating statements of income and cash flows of Holdings and its Subsidiaries for such month, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of Holdings stating that such financial statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as at such date and the results of operations of Holdings and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

(ii) as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year, the unaudited consolidated and consolidating balance sheets of the Obligors as of the end of such quarter, and the related unaudited consolidated and consolidating statements of income and cash flows of Holdings and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of Holdings stating that such financial statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as at such date and the results of operations of Holdings and its

Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

(iii) as soon as available and in any event within 120 days after the end of each fiscal year, the audited consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such fiscal year, and the related audited consolidated and consolidating statements of income and cash flows of Holdings and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of BDO USA, LLP or another firm of independent certified public accountants of recognized national standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards (which report and opinion for fiscal years 2016 and later, shall not be subject to any “going concern” or like qualification, exception or explanation), which report and opinion shall not be subject to any qualification or exception as to the scope of such audit, and in the case of such consolidating financial statements, certified by a Responsible Officer of Holdings;

(iv) together with the financial statements required pursuant to Sections 8(a)(i), (ii) and (iii), a compliance certificate of a Responsible Officer as of the end of the applicable accounting period (which delivery may, unless the Holders of at least a majority in aggregate principal amount of the outstanding Securities request executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit A (a “Compliance Certificate”);

(v) a financial forecast for Holdings and its Subsidiaries for each fiscal year, including forecasted balance sheets, statements of income and cash flows of Holdings and its Subsidiaries (all of which shall be delivered (i) prior to the occurrence of a Qualified IPO, not later than January 31 of such fiscal year, and (ii) on or after the occurrence of a Qualified IPO, to the Collateral Agent solely upon request by the Collateral Agent (at the direction of the Required Holders (as defined in the Collateral Agency Agreement))), in each case, as customarily prepared by management of the Obligors for their internal use;

(vi) promptly, and in any event within five (5) Business Days after receipt thereof by an Obligor, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which Issuer may become subject from time to time concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Obligor;

(vii) promptly following the request of the Holders of at least 25% in principal amount of outstanding Securities at any time, proof of Issuer’s compliance with Section 9(r);

(viii) prior to the occurrence of a Qualified IPO, within five (5) days of delivery, copies of all statements, reports and notices (including board kits) made available to holders of Issuer’s Equity Interests; provided that any such material may be redacted by Issuer to exclude information relating to any Holder of Securities (including Issuer’s strategy regarding the Securities);

(ix) notice at the time Issuer, Holdings or any Subsidiary of Issuer or Holdings issues any Equity Interest; and

(ix) such other information relating to the operations, properties, business or condition (financial or otherwise) of the Obligors as the Holders of at least 25% in principal amount of outstanding Securities may from time to time reasonably request.

(b)               Notices of Material Events. Issuer will furnish to each Holder of Securities written notice of the following promptly after a Responsible Officer first learns of the existence of:

(i) the occurrence of any Default;

(ii) the occurrence of any event (or series of related events) with respect to its property or assets resulting in a Loss aggregating $1,150,000 (or the Equivalent Amount in other currencies) or more;

(iii) (A) any proposed acquisition of stock, assets or property (or series of related acquisitions) by any Obligor that would reasonably be expected to result in environmental liability under Environmental Laws exceeding $1,150,000, and (B)(1) spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be reported to any Governmental Authority under applicable Environmental Laws, excluding routine reporting requirements under Environmental Permits, and (2) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to the best of Issuer’s knowledge, threatened against Issuer or any of its Subsidiaries or with respect to Issuer’s or its Subsidiaries’ ownership, use, maintenance and operation of their respective businesses or properties, arising under Environmental Laws or relating to Hazardous Material which could reasonably be expected to involve damages in excess of $1,150,000 other than any environmental matter or alleged violation that, if adversely determined, could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect;

(iv) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Issuer, any Obligor or any of its Subsidiaries that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(v) (A) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (B) promptly, and in any event within ten days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;

(vi) (A) the termination of any Material Agreement (unless such terminated Material Agreement is replaced with another agreement that, viewed as a whole, is on equal or better terms for such Obligor or such Subsidiary); (B) the receipt by Issuer or any of its Subsidiaries of any material notice under any Material Agreement (and a copy thereof); (C) the entering into of any new Material Agreement by an Obligor (and a copy thereof); and (D) any material amendment to a Material Agreement in a manner adverse to the Holders of Securities (and a copy thereof).

(vii) any product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued by any Obligor or any Subsidiary thereof with respect to any Product, or its suppliers (with respect to materials supplied to any Obligor or any Subsidiary thereof in relation to any Product), whether initiated voluntarily or at the request, demand or order of any Governmental Authority;

(viii) any infringement or other violation by any Person of any Obligor Intellectual Property;

(ix) a licensing agreement or arrangement entered into by Issuer or any Subsidiary in connection with any infringement or alleged infringement of the Intellectual Property of another Person;

(x) any claim by any Person that the conduct of any Obligor’s (or any Subsidiary thereof) business, including the development, manufacture, use, sale or other commercialization of any Product, infringes any Intellectual Property of such Obligor or Subsidiary;

(xi) within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8(a), notice of any material change in accounting policies or financial reporting practices by the Obligors;

(xii) promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor;

(xiii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(xiv) concurrently with the delivery of financial statements under Section 8(a)(iii) with respect to any fiscal year, notice of the creation or other acquisition by Issuer or any Subsidiary of any Material Intellectual Property, registered or becoming registered or the subject of an application for registration, with the U.S. Copyright

Office or the U.S. Patent and Trademark Office, or with any other equivalent foreign Governmental Authority, during such fiscal year; and

(xv) any change to any Obligor’s ownership of Deposit Accounts, Securities Accounts and Commodity Accounts, by delivering to Collateral Agent an updated Schedule 7 to the Guaranty and Security Agreement setting forth a complete and correct list of all such accounts as of the date of such change.

Each notice delivered under this Section 8(b) shall be accompanied by a statement of a financial officer or other executive officer of Issuer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(c)                Existence; Maintenance of Properties, Etc.

(i) Such Obligor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9(c).

(ii) Such Obligor shall, and shall cause each of its Subsidiaries to, maintain and preserve all rights, licenses, permits, privileges and franchises material to the conduct of its business, and maintain and preserve all of its properties necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear and damage from casualty or condemnation excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(iii) Such Obligor shall, and shall cause each of its Subsidiaries to, (i) maintain in full force and effect, and pay all costs and expenses relating to, all material Intellectual Property owned or controlled by such Obligor or Subsidiary and all Material Agreements (other than agreements for Material Indebtedness that has been repaid or agreements that expire in accordance with their terms), (ii) aggressively pursue any infringement or other violation by any Person of its Intellectual Property, except in any specific circumstances where both (x) such Obligor or Subsidiary is able to demonstrate that it is not commercially reasonable to do so and (y) where not doing so does not materially adversely affect any Product, and (iii) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for all new Intellectual Property developed or controlled by it.

(iv) Such Obligor shall, and shall cause each of its Subsidiaries to, obtain, maintain in full force and effect and preserve, and take all necessary action to timely renew, (i) all material Regulatory Approvals for each Product and (ii) all other material Permits and accreditations that are necessary in the proper conduct of its business.

(d)               Payment of Obligations. Such Obligor will, and will cause each of its Subsidiaries to, pay and discharge its obligations, including all material taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, could reasonably be expected to become a Lien upon any properties or assets of Issuer or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

(e)                Insurance. Such Obligor will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies of comparable size engaged in the same or similar businesses operating in the same or similar locations.  Upon the request of Collateral Agent, at the direction of the Required Holders (as defined in the Collateral Agency Agreement), Issuer shall furnish Collateral Agent from time to time with (i) full information as to the insurance carried by it and, if so requested, copies of all such insurance policies and (ii) a certificate from Issuer’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect.  Issuer shall use commercially reasonable efforts to ensure, or cause others to ensure, that all insurance policies required under this Section 8(e) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed in a manner adverse to Issuer without at least 30 days’ prior written notice to Issuer and Collateral Agent. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle Collateral Agent, at the direction of the Required Holders (as defined in the Collateral

Agency Agreement),  to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8(e) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Issuer (payable on demand). The amount of any such expenses shall accrue interest at the Default Rate if not paid on demand, and shall constitute Obligations.

(f)                 Books and Records; Inspection Rights. Such Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Such Obligor will, and will cause each of its Subsidiaries to, permit any representatives designated by Collateral Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times (but not more often than once a year unless an Event of Default has occurred and is continuing) as Collateral Agent or the Required Holders may request upon at least two days’ prior notice; provided that no prior notice shall be required if an Event of Default has occurred and is continuing. Obligors shall pay all costs of all such inspections.

(g)                Compliance with Laws and Other Obligations. Such Obligor will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and (ii) comply in all material respects with all terms of Indebtedness and all other Material Agreements, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(h)               Licenses. Such Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance of the Securities Documents, the consummation of the transactions contemplated by the Securities Documents or the operation and conduct of its business and ownership of its properties, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

(i)                   Action under Environmental Laws. Such Obligor shall, and shall cause each of its Subsidiaries to, upon becoming aware of the presence of any Hazardous Materials in violation of Environmental Law or under conditions that could reasonably be expected to result in liability under applicable Environmental Laws with respect to its business, operation or property, take such action, at its cost and expense, to investigate and abate the condition as required to comply with applicable Environmental Laws. Such actions may include claims against responsible parties to compel performance of investigation and abatement in accordance with Environmental Laws.

(j)                  Certain Obligations Respecting Subsidiaries; Further Assurances.

(i) Guarantors. Such Obligor will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of Holdings that are Material Subsidiaries (in each case, other than Foreign Subsidiaries, CFC Holdcos and Domestic Subsidiaries directly or indirectly wholly-owned by Foreign Subsidiaries) are “Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that any Obligor or any of its Subsidiaries shall form or acquire any new Subsidiary that is a Material Subsidiary or any Subsidiary shall become a Material Subsidiary (in each case, other than any Foreign Subsidiary, CFC Holdco or Domestic Subsidiary directly or indirectly wholly-owned by a Foreign Subsidiary), such Obligor and its Subsidiaries concurrently will:

(1) cause such new Subsidiary to become a “Guarantor” of this Amended and Restated Note, and a “Grantor” and a “Guarantor” under the Guaranty and Security Agreement, pursuant to a Joinder under the Guaranty and Security Agreement;

(2) take such action or cause such Subsidiary to take such action (including delivering such shares of stock together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable second priority (subject to Permitted Priority Liens) Liens on substantially all of the personal property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder, other than voting Equity Interests in excess of sixty-five percent (65%) of the voting Equity Interests of each Foreign Subsidiary and CFC Holdco;

(3) to the extent that the parent of such Subsidiary is not a party to the Guaranty and Security Agreement or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Guaranty and Security Agreement and this Amended and Restated Note, cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of Collateral Agent, in respect of all outstanding issued shares of such Subsidiary; and

(4) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those previously delivered by each Obligor or as Collateral Agent, at the direction of the Required Holders, shall have reasonably requested.

(ii) Further Assurances. Such Obligor will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by Collateral Agent, at the direction of the Required Holders, to effectuate the purposes and objectives of this Agreement.

Without limiting the generality of the foregoing, each Obligor will, and will cause each Person that is required to be a Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested by Collateral Agent to create, in favor of Collateral Agent, perfected security interests and Liens in substantially all of the personal property of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Collateral Documents.

(k)               Termination of Non-Permitted Liens. In the event that Issuer or any of its Subsidiaries shall become aware or be notified by any Holder of Securities of the existence of any outstanding Lien against any Property of Issuer or any of its Subsidiaries, which Lien is not a Permitted Lien, Issuer shall use its best efforts to promptly terminate or cause the termination of such Lien.

(l)                   Post-Closing Items. Each Obligor shall deliver to Collateral Agent, not later than 15 Business Days after August 28, 2015 (or as otherwise extended by the Collateral Representative under the Non-Convertible Credit Facility Agreement in its sole discretion), evidence that Collateral Agent has been designated as loss payee on behalf of the Holders or additional insured, as the case may be, under all insurance required to be maintained by Issuer pursuant to Section 8(b).

Each Obligor shall use commercially reasonable efforts to deliver to Collateral Agent, not later than 60 days after August 28, 2015 (or as otherwise extended by the Collateral Representative under the Non-Convertible Credit Facility Agreement in its sole discretion):

(i)                                     a Landlord Consent, duly executed and delivered by the landlord of Kadmon Corporation, LLC’s premises at 450 East 29th Street, New York, NY 10016;

(ii)                                  a Landlord Consent, duly executed and delivered by the landlord of Kadmon Corporation, LLC’s premises at 119 Commonwealth Drive, Warrendale, PA 15806; and

(iii)                               a bailee letter with Carton Services & Packaging Insights

Each Obligor shall deliver to Collateral Agent, not later than 60 days after August 28, 2015 (or as otherwise extended by the Collateral Representative under the Non-Convertible Credit Facility Agreement in its sole discretion) to the extent not delivered on or prior to August 28, 2015, duly executed control agreements in favor of the Collateral Agent for all Deposit Accounts (other than Excluded Deposit Accounts, as defined in the Guaranty and Security Agreement), Securities Accounts and Commodity Accounts owned by the Obligors in the United States.

9. Negative Covenants. Each Obligor covenants and agrees with Lender that, so long as any Securities remain outstanding:

(a)               Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(i) the Obligations;

(ii) Indebtedness owing under the Non-Convertible Credit Facility Loan Documents and Permitted Refinancings thereof; provided that the aggregate outstanding principal amount of all such Indebtedness shall not exceed at any time the sum of $35,000,000 and the amount of interest thereon compounded and added to the principal thereof;

(iii) Indebtedness owing under the Convertible Credit Facility Loan Documents and Permitted Refinancings thereof; provided that the aggregate outstanding principal amount of all such Indebtedness shall not exceed at any time the sum of $69,095,709 and the amount of interest thereon compounded and added to the principal thereof, and Indebtedness under the Fee Letter (as defined in the Convertible Credit Facility Agreement);

(iv) Indebtedness existing on August 28, 2015 and set forth in Schedule 9.01 of the Non-Convertible Credit Facility Agreement; provided that, in each case, such Indebtedness is subordinated to the Obligations on terms satisfactory to the Required Holders;

(v) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of such Obligor’s or any of its Subsidiaries’ business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(vi) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Obligor or any of its Subsidiaries in the ordinary course of business;

(vii) Indebtedness of any Obligor to any other Obligor; provided that, in each case, such Indebtedness is unsecured and subordinated to the Obligations on terms satisfactory to the Required Holders;

(viii) Guarantees by any Obligor of Indebtedness of any other Obligor in an aggregate principal amount not exceeding $1,150,000 (or the Equivalent Amount in other currencies) at any time;

(ix) normal course of business equipment financing; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness does not exceed $2,300,000 (or the Equivalent Amount in other currencies) at any time;

(x) obligations of any Obligor or any of its Subsidiaries (i) for indemnification, adjustment of purchase price or similar obligations (including for the deferred purchase price of property acquired in a Permitted Acquisition), or (ii) under guaranties or letters of credit, surety bonds or performance bonds securing the performance of any Obligor or any of its Subsidiaries, in each case, in connection with transactions permitted under Section 9(c)(v);

(xi) contingent obligations with respect to performance guaranties and surety bonds incurred in the ordinary course of business and of a type and amount consistent with past practices of the Obligors and their Subsidiaries;

(xii) obligations in respect of netting services, overdraft protections and other similar cash management products for deposit accounts;

(xiii) unsecured Indebtedness of any Obligor not otherwise described in this Section 9(a), in an aggregate amount not to exceed at any time $5,750,000; provided that Issuer shall give the Holders of at least a majority in aggregate principal amount of the outstanding Securities written notice prior to the incurrence of any such Indebtedness under this Section 9(a)(xiii) owing to any director or executive officer of Issuer or any of its Affiliates; and

(xiv) Indebtedness approved in advance in writing by the Holders of at least a majority in aggregate principal amount of the outstanding Securities.

(b)               Liens. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i) Liens securing the Obligations;

(ii) Liens, on property of the Obligors, securing Indebtedness permitted in reliance on Section 9(a)(ii);

(iii) Liens, on property of the Obligors, securing Indebtedness permitted in reliance on Section 9(a)(iii);

(iv) any Lien on any property or asset of any Obligor or any of its Subsidiaries existing on August 28, 2015 and set forth in Schedule 9.02 of the Non-Convertible Credit Facility Agreement; provided that (i) no such Lien shall extend to any other property or asset of any Obligor or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secured on August 28, 2015 and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(v) Liens securing Indebtedness permitted under Section 9(a)(ix); provided that such Liens are restricted solely to the collateral described in Section 9(a)(ix);

(vi) Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;

(vii) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;

(viii) pledges or deposits to secure the performance of tenders, statutory obligations, surety and appeal bonds (other than bonds related to judgments or litigation), bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(ix) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due and payable or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(x) servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which do not, in any case, materially detract from the value of the property subject thereto or interfere in any material respect with the ordinary conduct of the business of any of the Obligors or any of their Subsidiaries;

(xi) with respect to any real Property, (A) such defects or encroachments as might be revealed by an up-to-date survey of such real Property, (B) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real Property pursuant to applicable Laws, and (C) rights of expropriation, access or user or any similar right conferred or reserved by or in applicable Laws which do not in any case materially detract from the value of the property subject thereto or interfere in any material respect with the ordinary conduct of the business of any of the Obligors of their Subsidiaries;

(xii) bankers liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

(xiii) any interest or title of a lessor or sublessor under any operating lease;

(xiv) Liens solely on any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement in connection with transactions permitted under Section 9(c)(v);

(xv) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvii) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(xviii) Liens consisting of licenses expressly permitted under Section 9(i)(vii) and (viii); and

(xix) judgment and attachment liens not giving rise to an Event of Default or securing an appeal or other surety bond related to any such judgment;

provided that no Lien otherwise permitted under any of the foregoing (other than in Sections 9(b)(i) through (iii) and 9(b)(xviii)) shall apply to any Material Intellectual Property.

(c)                Fundamental Changes and Acquisitions. Such Obligor will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) acquire any business of or substantially all the property from any Person, or acquire the Equity Interests of, or be a party to any acquisition of, any Person, except:

(i) Investments permitted under Section 9(e)(v);

(ii) the merger, amalgamation or consolidation of any Guarantor with or into any Obligor (provided that if Issuer is party to such a transaction, Issuer is the surviving Person);

(iii) the sale, lease, transfer or other disposition by any Guarantor of any or all of its property (upon voluntary liquidation or otherwise) to any Obligor;

(iv) the sale, transfer or other disposition of the Equity Interests of any Guarantor to any Obligor;

(v) after the occurrence of a Qualified IPO, Permitted Acquisitions in an amount not exceeding $23,000,000 in the aggregate;

(vi) the liquidation, winding up or dissolution of any Subsidiary that is not a Material Subsidiary or an Obligor; and

(vii) Holdings may be (x) converted from a Delaware limited liability company to a Delaware corporation, or (y) merged into a Delaware corporation or consolidated with another entity with the resulting entity being a Delaware corporation, in each case, solely for the purposes of converting to a Delaware corporation and not to effect any change in ownership of Holdings.

(d)               Lines of Business. Such Obligor will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the business engaged in on August 28, 2015 by such Obligor or any Subsidiary thereof or a business reasonably similar or related thereto.

(e)                Investments. Such Obligor will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(i) Investments outstanding on August 28, 2015 and identified in Schedule 9.05 of the Non-Convertible Credit Facility Agreement;

(ii) operating deposit accounts with banks;

(iii) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

(iv) Permitted Cash Equivalent Investments;

(v) Investments by any Obligor (A) in Issuer or in Holdings, (B) in any Guarantor directly or indirectly wholly-owned by Issuer or Holdings (for greater certainty, Issuer and Holdings shall not be permitted to have any direct or indirect Subsidiaries that are not wholly-owned Subsidiaries, other than as set forth on Schedule 7.12 of the Non-Convertible Credit Facility Agreement or as permitted under Section 9(e)(xi)), (C) in any Subsidiary of Issuer or Holdings that is not a Guarantor (provided that the aggregate amount of such Investments under this clause (C) shall not exceed at any time $1,150,000); provided, in each case, that immediately prior, and after giving effect, to such Investment, no Default shall have occurred and be continuing or would result therefrom;

(vi) Hedging Agreements entered into in the ordinary course of Issuer’s financial planning solely to hedge currency risks (and not for speculative purposes) and in an aggregate notional amount for all such Hedging Agreements not in excess of $287,500 (or the Equivalent Amount in other currencies);

(vii) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

(viii) employee loans, travel advances and guarantees in accordance with such Obligor’s usual and customary practices with respect thereto (if permitted by applicable law) which in the aggregate shall not exceed $1,150,000 outstanding at any time (or the Equivalent Amount in other currencies);

(ix) Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(x) Investments permitted under Section 9(c); and

(xi) Investments, made in cash or assets, for the purpose of commercializing any Product or any current or future product developed, manufactured, licensed, marketed or sold by any Obligor; provided that (i) immediately prior, and after giving effect, to such Investment, no Default shall have occurred and be continuing or would result therefrom, and (ii) the aggregate amount (in cash or fair market value of assets) of such Investments shall not exceed $5,750,000 in the aggregate since August 28, 2015.

(f)                 Restricted Payments. Such Obligor will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, other than:

(i) dividends with respect to Issuer’s Equity Interests payable solely in additional shares of its Equity Interests;

(ii) Issuer’s purchase, redemption, retirement, or other acquisition of shares of its capital stock or other Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its capital stock or other Equity Interests;

(iii) dividends paid by any Obligor or any of its Subsidiaries to any other Obligor;

(iv) cash payments to Holdings to be used by Holdings for (i) customary director indemnification payments to the directors of Holdings, (ii) reasonable and customary fees to outside directors of Holdings, and (iii) financial, Tax, other reporting and similar customary administrative costs and expenses of Holdings; and

(v) non-cash Restricted Payments made to a Holder (as defined in a Warrant Certificate) by the Issuer pursuant to a Warrant Certificate.

(g)                Payments of Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness other than (i) payments of the Obligations, (ii) scheduled non-cash payments of other Indebtedness, (iii) repayment of Indebtedness permitted in reliance upon Section 9(a)(vii), (iii) repayment of Indebtedness permitted in reliance upon Section 9(a)(vii), (iv) scheduled payments of

Indebtedness permitted in reliance upon Section 9(a)(iv), (v), (vi), (viii), (ix), (x), (xi) and (xiii), and (iv) payments of Indebtedness under each of the Convertible Credit Facility Loan Documents and the Non-Convertible Credit Facility Loan Documents.

(h)               Change in Fiscal Year. Such Obligor will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on August 28, 2015, except to change the fiscal year of an acquired Subsidiary to conform its fiscal year to that of Issuer.

(i)                   Sales of Assets, Etc. Such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, exclusively license (in terms of geography or field of use), transfer, or otherwise dispose of any of its Property (including accounts receivable and Equity Interests of such Subsidiaries), or forgive, release or compromise any amount owed to such Obligor or Subsidiary, in each case, in one transaction or series of transactions (any of the foregoing, an “Asset Sale”), except:

(i) transfers of cash in the ordinary course of its business for equivalent value;

(ii) sales of inventory in the ordinary course of its business on ordinary business terms;

(iii) the forgiveness, release or compromise of any amount owed to any Obligor or Subsidiary in the ordinary course of business;

(iv) transfers of Property by any Guarantor to any Obligor;

(v) dispositions of any Property that is surplus, obsolete, worn out or no longer used or useful in the Business;

(vi) any transaction permitted under Section 9(c) or 9(e);

(vii) any exclusive license (whether or not exclusive as to the granting party) of Intellectual Property or exclusive grant (whether or not exclusive as to the granting party) of rights to make, market, sell, make, have made, import or export any pharmaceutical composition or product of any Person, in one transaction or a series of transactions; provided that (i) no Default shall have occurred and be continuing immediately prior to, or immediately after giving effect to, such transaction, and (ii) the applicable licensee or grantee shall not commercialize any product for sale in the United States pharmaceutical, over the counter drug or prescription drug markets unless such Obligor or Subsidiary thereof is permitted to market for sale and sell such product in the United States (whether pursuant to a co-promotion arrangement or otherwise);

(viii) any license for one or more indications with respect to a product, if the relevant Obligor or Subsidiary is permitted to market for sale and sell such product for one or more indications in the United States, whether pursuant to a co-promotion arrangement or otherwise;

(ix) dispositions of the Equity Interests in MeiraGTx;

(x) Asset Sales not otherwise described in this Section 9(i), of property with an aggregate fair market value not to exceed at any time $8,625,000 since August 28, 2015; and

(xi) Assets Sales not otherwise described in this Section 9(i), to the extent that the Net Proceeds from such Asset Sales are used to permanently reduce the obligations under the Senior Credit Facilities Agreements.

(j)                  Transactions with Affiliates. Such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(i) transactions between or among Obligors;

(ii) any transaction permitted under Section 9(a), 9(e), 9(f) or 9(i);

(iii) customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of any Obligor or any Subsidiary thereof in the ordinary course of business;

(iv) Holdings may issue Equity Interests to Affiliates in exchange for cash, provided that the terms thereof are no less favorable (including the amount of cash received by Holdings) to Holdings than those that would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Holdings; and

(v) the transactions set forth on Schedule 9.10 of the Non-Convertible Credit Facility Agreement.

(k)               Restrictive Agreements. Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (a) restrictions and conditions imposed by law or by the Securities Documents and (b) Restrictive Agreements listed on Schedule 7.15 of the Non-Convertible Credit Facility Agreement.

(l)                   Amendments to and Terminations of Certain Agreements.

(i) Prior to the occurrence of a Qualified IPO, such Obligor will not, and will not permit any of its Subsidiaries to, enter into any amendment to or modification of, in a manner materially adverse to any Holder of Securities, any Material Agreement without the prior written consent of the Required Holders, which consent shall not be unreasonably withheld, conditioned or delayed, it being agreed that any amendment to or modification of any Material Agreement that does not adversely affect any Obligor or any of its Subsidiaries shall be deemed not to be materially adverse for purposes of this Section 9(l)(i).

(ii) Such Obligor (A) will not, and will not permit any of its Subsidiaries to, take any action that results in the termination of any Material Agreement prior to its stated date of expiration (in each case, (x) unless such terminated Material Agreement is replaced with another agreement that, viewed as a whole, is on equal or better terms for such Obligor or such Subsidiary and (y) other than as a result of the repayment or permitted conversion of Material Indebtedness), and (B) will, and will ensure that each of its Subsidiaries will, ensure that no Material Agreement is terminated by any counterparty thereto prior to its stated date of expiration (in each case, (x) unless such terminated Material Agreement is replaced with another agreement that, viewed as a whole, is on equal or better terms for such Obligor or such Subsidiary and (y) other than as a result of the repayment or permitted conversion of Material Indebtedness) without in each case the prior written consent of the Required Holders, which consent shall not be unreasonably withheld, conditioned or delayed.

(m)           Sales and Leasebacks. Except as disclosed on Schedule 9.13 of the Non-Convertible Credit Facility Agreement, such Obligor will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, which such Obligor or Subsidiary (i) has sold or transferred or is to sell or transfer to any other Person and (ii) intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

(n)               Hazardous Material. Such Obligor will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not reasonably be expected to result in a Material Adverse Change.

(o)               Accounting Changes. Such Obligor will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

(p)               Compliance with ERISA. No Obligor or ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would, in the aggregate, have a Material Adverse Effect. No Obligor or Subsidiary thereof shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

(q)               Developmental Milestones. Issuer shall ensure that:

(i) Not later than September 30, 2016, at least one patient shall have enrolled in a Phase 3 clinical trial for KD019-101 for the treatment of autosomal dominant polycystic kidney disease.

(ii) Not later than December 31, 2016, at least one patient shall have enrolled in a Phase 2b clinical trial for KD025-205 for the treatment of psoriasis.

(iii) Not later than December 31, 2016, the FDA shall have accepted an NDA for a 505(b)(2) for trientine for the treatment of Wilson’s Disease.

(r)                  Financial Covenant. Obligors shall maintain at all times Liquidity in an amount which shall exceed $3,000,000.

10. Guarantee

(a)               Each Guarantor, which includes any successor Person to such Guarantor, by executing a the Notation of Guarantee included in each Security has thereby, irrevocably and unconditionally guaranteed, jointly and severally, as a primary obligor and not merely as a surety to each Holder of Securities and their respective successors and assigns (i) the performance and punctual payment when due, whether at the stated maturity, by acceleration or otherwise, of all Obligations, including this Amended and Restated Note, whether for payment of principal of, premium, if any, or interest on the Securities and all other monetary obligations of the Issuer under the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”) to the extent set forth in the Guaranty and Security Agreement, dated as of August 28, 2015 (as amended, supplemented or otherwise modified from time to time), among Issuer, Holdings and the other Guarantors party thereto from time to time. Any Subsidiary of Holdings that becomes a party to the Guaranty and Security Agreement after the Original Issue Date shall be a Guarantor with respect to the Securities notwithstanding that it has not executed the Notation of Guarantee included on each Security.

To the extent set forth in the Securities Documents, the guarantee of the Guaranteed Obligations by each Guarantor shall for all purposes be subordinated and junior in right of payment to such Guarantor’s obligations under the Senior Credit Facilities Agreements.

(b)            Each Guarantor agrees that its Guarantee under the Guaranty and Security Agreement shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee under the Guaranty and Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

(c)                Any term or provision of the Securities, including this Amended and Restated Note, to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed by each Guarantor shall not exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering any Security, including this Amended and Restated Note, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

11. Certain Collateral and Guarantee Exceptions

Notwithstanding any other provision of the Securities or the Securities Documents:

(i)                    The Collateral shall not include, and the Issuer and the Guarantors shall not be required to pledge or otherwise subject to a security interest any Excluded Assets. “Excluded Assets” means:

(1)            vehicles and other property covered by certificates of title or ownership to the extent that a security interest therein cannot be perfected solely by filing a UCC-1 financing statement in the jurisdiction of organization of the owner thereof;

(2)                owned real property having a fair market value less than $1,000,000 and leasehold interests in real property with respect to which the Issuer or any Guarantor is a tenant or subtenant;

(3)                any right of any nature in any lease, license or agreement to which the Issuer or any Guarantor is party if, and to the extent that, the grant of a security interest in such lease, license or agreement shall constitute or result in (A) the abandonment, invalidation or unenforceability of such lease, license or agreement or (B) a breach, termination or default under such lease, license, contract or agreement, in each case, other than (x) to the extent that any such prohibition, restriction or other term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity and (y) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or other applicable law (including the Bankruptcy Code) notwithstanding such prohibition; provided that immediately upon the time at which the foregoing consequences shall no longer exist, the Collateral shall include, and the Issuer or the applicable Guarantor shall be deemed to have granted a security interest in, all of such Issuer or Guarantor’s right, title and interest in such lease, license or agreement;

(4)                any asset or property right of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest therein (other than (x) to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity; provided that immediately upon the time at which the foregoing consequences shall no longer exist, the Collateral shall include, and the Issuer or the applicable Guarantor shall be deemed to have granted a security interest in, all of such Issuer or Guarantor’s right, title and interest in such asset or property right and (y) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or other applicable law (including the Bankruptcy Code) notwithstanding such prohibition);

(5)                any of the outstanding voting capital stock or other ownership interests of a Controlled Foreign Corporation or a CFC Holdco in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation or such CFC Holdco, as applicable, entitled to vote; provided that immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation or a CFC Holdco without adverse tax consequences, the Collateral shall include, and the Issuer and each Guarantor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation or each CFC Holdco, as applicable, in which it has any interest;

(6)                property and assets owned by the Issuer or any Guarantor that are the subject of Permitted Liens securing Indebtedness in respect of purchase money financing or Capital Lease Obligations described in Section 9(b) for so long as such Permitted Liens are in effect and the Indebtedness secured thereby prohibits any other Liens thereon other than to the extent that any prohibition, restriction or other term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity;

(7)                any Excluded Deposit Account;

(8)                any Equity Interests and other securities of any Subsidiary of the Issuer or any Guarantor to the extent that, and for so long as, the pledge of such Equity Interests or other securities to secure the Guaranteed Obligations under the Securities would cause such Subsidiary to be required to file separate financial statements with the Commission pursuant to Rule 3-16 of Regulation S-X; and

(9)                any United States intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the creation by the Issuer or a Guarantor of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, rule or regulation; provided that immediately upon the time at which the foregoing consequences shall no longer exist, the Collateral shall include, and the Issuer or the applicable Guarantor shall be deemed to have granted a security interest in, all of such Issuer or Guarantor’s right, title and interest in such application;

provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (1)-(10) above unless such Proceeds, substitutions or replacements would constitute Excluded Assets referred to in clauses (1)-(10) above.

Notwithstanding the foregoing, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Equity Interests and other securities to secure the Guaranteed Obligations under the Securities in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Subsidiary, then the Equity Interests and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral for the benefit of the Collateral Agent (but only to the extent permitted without being subject to any such financial statement requirement). In such event, the Securities Documents may be amended or modified, without the consent of any Holder of Securities, to the extent necessary to subject to the Liens under the Securities Documents such additional Equity Interests and other securities.

(ii)                                  No Subsidiary that is not a Material Subsidiary will be required to become a Guarantor.

(iii)                               Any delivery of collateral otherwise required by the Securities or any of the Securities Documents shall be deemed satisfied if delivered to the Convertible Credit Facility Administrative Agent or the Control Agent, as applicable, pursuant to the terms of the Intercreditor Agreement.

(iv)                              No delivery or pledge of collateral, or other perfection of a security interest, shall be required under the Securities or any of the Securities Documents if such collateral is not required to be delivered or pledged, or the security interest perfected, as applicable, by the Convertible Credit Facility Administrative Agent or the Control Agent.

12. Successors and Assigns

The provisions of this Amended and Restated Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Holder of this Amended and Restated Note may not assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 1 of this Amended and Restated Note. Nothing in this Amended and Restated Note, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Holders of other Securities and the Collateral Agent, any legal or equitable right, remedy or claim under or by reason of this Amended and Restated Note or the other Securities.

13. Amendment; Waiver

(a)                The Securities (including this Amended and Restated Note), the Securities Documents, and the Intercreditor Agreement may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any past Default or non-compliance with any provisions of the Securities, including this Amended and Restated Note, may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).

(b)                Without the consent of any Holder of Securities, the Issuer may amend the terms of all Securities, including this Amended and Restated Note, (A) to cure any ambiguity, omission, defect or inconsistency in a manner that does not adversely affect the rights of any holder of Securities; (B) to add to the covenants for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Issuer; and (C) to make any change that does not adversely affect the rights of any Holder of Securities;.

(c)             It shall not be necessary for the consent of the Holders of Securities under this Section 13 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section 13 becomes effective, the Issuer shall mail to the Holders of all Securities a notice briefly describing such amendment. The failure to give such notice to all Holders of Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section 13.

(d)                Notwithstanding anything herein to the contrary, without the consent of each Holder of an outstanding Security, including the holder of this Amended and Restated Note (for so long as it remains outstanding), an amendment may not:

(A) reduce the amount of Securities whose Holders must consent to an amendment;

(B) reduce the Interest Rate or the Maximum Interest Rate or extend the time for payment of interest on any Security;

(C) reduce the principal of or change the stated maturity of any Security;

(D) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with the terms of the Securities;

(E) make any Security payable in money other than that stated in such Security;

(F) expressly subordinate the Securities or any Guarantee under the Guaranty and Security Agreement to any other Indebtedness of the Issuer or any Guarantor to which the Security would otherwise be senior in rank, except to the extent such subordination is permitted or required under the Securities or the Securities Documents;

(G) impair the right of any Holder of Securities to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities (except, in each case in this clause (G), a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

(H) make any change in the amendment provisions which require consent from each Holder of Securities or in the waiver provisions; or

(I) make amendments to a Note or Security that is not also made in each Note or Security then outstanding.

14. Defaults and Remedies

(a)                If an Event of Default (other than an Event of Default under clauses (viii), (ix) or (x) of the definition of Event of Default) occurs and is continuing, the Holders of at least 25% in principal amount of outstanding Securities by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable immediately. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default under clauses (viii), (ix) or (x) of the definition of Event of Default occurs, the principal of, premium, if any, and interest on all the Securities will become immediately due and payable without any declaration or other act on the part of any Holders of Securities. The Holders of a majority in principal amount of outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences as provided below.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

An “Event of Default” occurs with respect to the Securities if:

(i) there is a default in the payment of principal or premium, if any, of any Security when due at its stated maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(ii) any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 14(a)(i)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(iii) any representation or warranty made or deemed made by or on behalf of Issuer or any of its Subsidiaries in or in connection with this Amended and Restated Note or any other Securities Document or any amendment or modification hereof or thereof, or in any report, certificate or financial statement furnished pursuant to or in connection with this Amended and Restated Note or any other Securities Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier;

(iv) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8(b), 8(c)(i) (with respect to Issuer’s existence), 8(j), 8(k), 8(m) or 9;

(v) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 14(a)(i), (ii) or (iv)) or any other Loan Document, and, in the case of any failure that is capable of cure, if such failure shall continue unremedied for a period of twenty (20) or more days;

(vi) any Obligor or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period;

(vii) any material breach of, or “event of default” or similar event by any Obligor under, any Material Agreement shall occur and shall continue after the applicable grace period, if any, (ii) any material breach of, or “event of default” or similar event under, the documentation governing any Material Indebtedness (other than the Indebtedness under the Senior Credit Facilities Agreements) shall occur and shall continue after the applicable grace period, if any, or (iii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness (other than the Indebtedness under the Senior Credit Facilities Agreements) or any trustee or agent on its or their behalf to cause such Material Indebtedness (other than the Indebtedness under the Senior Credit Facilities Agreements) to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 14(a)(vii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness.

(viii) any Obligor:

(A) becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors;

(B) commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so);

(C) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(D) applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property; or

(E) takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 14(a)(viii) or (ix), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof;

(ix) any petition is filed, application made or other proceeding instituted against or in respect of any Obligor or any of its Subsidiaries:

(A) seeking to adjudicate it an insolvent;

(B) seeking a receiving order against it;

(C) seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(D) seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property, and such petition, application or proceeding continues undismissed, unbonded or unstayed and in effect, for a period of forty five (45) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Issuer or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided further that if Issuer or such Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply;

(x) any other event occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of Section 14(a)(viii) or (ix);

(xi) one or more judgments for the payment of money in an aggregate amount in excess of $1,150,000 (or the Equivalent Amount in other currencies) (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgement) shall be rendered against any Obligor or any combination thereof and the same shall remain undischarged, unbonded or unstayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment;

(xii) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Issuer and its Subsidiaries in an aggregate amount exceeding (A) $862,500 in any year or (B) $1,150,000 for all periods until repayment of all Obligations;

(xiii) [Intentionally Omitted];

(xiv) a Material Adverse Change shall have occurred;

(xv) (A) any Lien created by any of the Collateral Documents shall at any time not constitute a valid and perfected Lien on the applicable Collateral in favor of the Collateral Agent for the benefit of the Holders, free and clear of all other Liens (other than Permitted Liens), except to the extent due to the action or inaction of Collateral Agent, (ii) except for expiration in accordance with its terms, any of the Collateral Documents or any Guarantee of any of the Obligations (including that contained in Section 10) shall for whatever reason cease to be in full force and effect, or (iii) any of the Collateral Documents or any Guarantee of any of the Obligations (including that contained in Section 10), or the enforceability thereof, shall be repudiated or contested by any Obligor;

(xvi) [Intentionally Omitted];

(xvii) any injunction, whether temporary or permanent, shall be rendered against any Obligor that prevents the Obligors from selling or manufacturing the Product in the United States for more than 45 consecutive calendar days;

(xviii) (A) the FDA or any other Governmental Authority (1) issues a letter or other communication asserting that any Product lacks a required Product Authorization, including in respect of CE marks or 510(k)s, or (2) initiates enforcement action against, or issues a warning letter with respect to, any Obligor, or any of their Products or the manufacturing facilities therefor, that causes any Obligor or Subsidiary thereof to discontinue all marketing for a material indication, or to discontinue selling or withdraw any of its material Products, or causes a delay in the manufacture of any of its material Products, which discontinuance, withdrawal or delay could reasonably be expected to last for more than 60 days, (B) there is a recall of any Product that has generated an aggregate amount of revenue to the Obligors equal to at least $3,450,000 over any consecutive twelve (12) month period, or (C) any Obligor or Subsidiary thereof enters into a settlement agreement with the FDA or any other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, in excess of $1,150,000;

(xix) except as a result of any event described in Section 14(a)(xvii) or (xviii), any material Permit relating to any Product (including all Product Authorizations relating to any Product), or any of the Obligors’ or their Subsidiaries’ material rights or interests thereunder, is terminated, adversely amended or otherwise determined to be ineffective in any manner adverse to any of the Products or Obligors or Subsidiaries; and

(xx) the Key Person shall have ceased to devote substantially all of his or her time to the business and operations of Holdings and its Subsidiaries (whether due to death, disability, incapacity or otherwise).

then, (1) and in every such event (other than an event with respect to Holdings or the Issuer described in clause (a)(viii) — (x) of this Section 14) and at any time thereafter during the continuance of such event, the Holders of at least 25% in principal amount of outstanding Securities may, by written notice to the Issuer, declare the Securities then outstanding to be immediately due and payable in whole or in part, whereupon the principal of the Securities so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and liabilities of the Issuer accrued under any of the Securities Documents, shall become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in any other Securities Documents to the contrary notwithstanding, and (2) in any event with respect to any Obligor described in clauses (a)(viii) — (x) above, the principal of the Securities then outstanding, together with accrued interest thereon and any unpaid accrued fees and liabilities of the Issuer accrued under any Securities Document, including this Amended and Restated Note, shall automatically become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained in the Securities Documents, including this Amended and Restated Note, to the contrary notwithstanding.

(b)                The holders of a majority in principal amount of the Securities then outstanding, by written notice to the Issuer, may waive an existing Event of Default and its consequences, except (i) an Event of Default in the payment of the principal of or interest on a Security, (ii) an Event of Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of the Securities or (iii) an Event of Default in respect of a provision that under Section 13 cannot be amended without the consent of each Holder of a Security. When an Event of Default is waived, it is deemed cured and the Issuer and the Holders of Securities will be restored to their former positions and rights under the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

(c)                 In the event of any Event of Default specified in Section 14(a)(vii), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Securities) shall be annulled, waived and rescinded, automatically and without any action by the Collateral Agent or the Holders, if within 30 Business Days after such Event of Default arose:

(1)                                 the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)                                 holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)                                 the default that is the basis for such Event of Default has been cured.

(d)                In addition, (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 8 or otherwise to deliver any notice or certificate pursuant to any other provision of the Securities Documents shall be deemed to be cured upon the delivery of any such report, notice or certificate, as applicable, required by such covenants or provisions even though such delivery is not within the prescribed period specified in the Securities Documents.

15. Collateral Agent; Security; Intercreditor Agreement

(a)                                 By its acceptance of a Note, each Holder of Securities has irrevocably designated and appointed Cortland Capital Market Services LLC, and its successors and assigns, as the Collateral Agent for the Securities under the Guaranty and Security Agreement (the “Collateral Agent”), pursuant to the Collateral Agency Agreement. Each such Holder irrevocably directs the Collateral Agent, in such capacity, to execute and deliver the Guaranty and Security Agreement and authorizes the Collateral Agent, in such capacity, pursuant to and in accordance with the Collateral Agency Agreement, to take such action on its behalf under the provisions of the Securities and the other Securities Documents, including the authority to execute and deliver the Securities Documents to which the Collateral Agent is a party and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Securities and the other Securities Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Securities, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Securities Documents, or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Securities or any other Securities Document or otherwise exist against the Collateral Agent.

(b)                                 Reserved.

(c)                                  The Holder of this Amended and Restated Note and the Holders of each Security, by accepting a Security, are deemed to agree that the Liens on the Collateral securing the Guaranteed Obligations and the Guarantees under the Guaranty and Security Agreement are subject to the terms of the Intercreditor Agreement. The Holder of this Amended and Restated Note, and the Holders of each Security, by accepting a Security authorize and direct the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders of Securities and agree that the Holders of Securities shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders of Securities were parties thereto.

(d)                                 The Guaranteed Obligations and the Guarantees under the Guaranty and Security Agreement are secured as provided in the Securities Documents and will be secured by additional security documents to the extent required or permitted by the Securities Documents. The Issuer and the Guarantors shall deliver and make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) necessary to maintain (at the sole cost and expense of the Issuer and the Guarantors) the security interest created by the Securities Documents in the Collateral (as defined in the Securities Documents) as a perfected security interest to the extent perfection is required by the Securities Documents.

(e)                                  The Collateral Agent shall have all the rights and protections provided in the Securities Documents and the Collateral Agency Agreement in connection with any action taken or not taken by it as Collateral Agent.

(f)                                   Neither the Collateral Agent nor any of its officers, directors, employees, attorneys or agents shall be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Securities Documents, for the creation, perfection, priority, sufficiency or protection of any Liens, or any defect or deficiency as to any such matters, except as required by the Securities Documents.

(g)                               Subject to the provisions of the Securities Documents, the Collateral Agent may, at the direction of Holders of a majority of the outstanding principal amount of the Securities, take all actions it deems necessary or appropriate in order to:

(A) foreclose upon or otherwise enforce any or all of the Liens securing the Securities and/or the Guarantees under the Guaranty and Security Agreement;

(B) enforce any of the terms of the Securities Documents to which the Collateral Agent is a party; or

(C) collect and receive payment of any and all obligations in respect of the Securities or the Guarantees under the Guaranty and Security Agreement.

(h)                                 Subject to the Intercreditor Agreement and at the Issuer’s sole cost and expense, the Collateral Agent is hereby authorized and empowered by the Holder of this Amended and Restated Note, together with the Holder of each Security, (by its acceptance hereof) to institute and maintain such suits and proceedings as it may deem reasonably expedient to protect or enforce the Liens securing the Guaranteed Obligations and/or the Guarantees under the Guaranty and Security Agreement or the Securities Documents to which the Collateral Agent is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Securities Documents or the Securities, and such suits and proceedings as the Collateral Agent may deem reasonably expedient, at the Issuer’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of the Securities in the Collateral, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the second priority Liens securing the Securities and/or the Guarantees under the Guaranty and Security Agreement or be prejudicial to the interests of Holders of the Securities or the Collateral Agent.

(j)                                    Collateral may be released from the Lien and security interest created by the Securities Documents at any time or from time to time in accordance with the provisions of the Securities Documents and the Intercreditor Agreement.

(k)                                 The security interests in the Collateral securing the Obligations under the Securities (including this Amended and Restated Note) and the Securities Documents will be, pursuant to the Intercreditor Agreement, second in priority to any and all security interests at any time granted to secure the obligations under the Non-Convertible Credit Facility Loan Documents and the Convertible Credit Facility Loan Documents (in each case, including any refinancings of such obligations) and will also be subject to all other Permitted Liens. The Intercreditor Agreement defines the relative rights of Liens granted to the Holders of Securities and the Liens granted in favor of the Control Agent and the Convertible Credit Facility Agent to secure the Indebtedness under the Non-Convertible Credit Facility Loan Documents and the Convertible Credit Facility Loan Documents, respectively. In the event of any conflict or inconsistency among the provisions of the Securities or the Securities Documents (other than the Intercreditor Agreement), on the one hand, and the Intercreditor Agreement, on the other hand, the provisions of the Intercreditor Agreement shall govern and control.

(l)                                     Reference is made to the Intercreditor Agreement. Each Holder, by its acceptance of a Security, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement solely to act for the benefit of such Holder. The foregoing provisions are intended as an inducement to the lenders under the Senior Credit Facilities to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

16. No Recourse Against Others

No director, officer, employee, incorporator of Holdings, Issuer or any of their respective Subsidiaries and no holder of any Equity Interests in Holdings or any direct or indirect parent thereof, as such, shall have any liability for any Obligations or any Guaranteed Obligations or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities by accepting a Security waives and releases all such liability.

17. [Intentionally Omitted].

18. Waiver of Stay or Extension Laws; Waiver of Jury Trial.

Neither Holdings, the Issuer and any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Amended and Restated Note; and Holdings, the Issuer and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to them, but shall suffer and permit the execution of every such power as though no such law had been enacted.

EACH OF HOLDINGS, THE ISSUER, AND THE GUARANTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE SECURITIES, INCLUDING THIS AMENDED AND RESTATED NOTE, OR THE TRANSACTION CONTEMPLATED HEREBY.

19. Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. Governing Law; Jurisdiction

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(a)                Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amended and Restated Note or the other Securities Documents, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amended and Restated Note or in any other Securities Document shall affect any right that the Holder of this Amended and Restated Note may otherwise have to bring any action or proceeding relating to this Amended and Restated Note or any other Securities document against Holdings, the Issuer or any Guarantor or its properties in the courts of any other jurisdiction.

(b)                Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amended and Restated Note or the other Securities Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                 Each party to this Amended and Restated Note irrevocably consents to service of process in the manner provided for notices in Section 22. Nothing in this Amended and Restated Note will affect the right of any party to this Amended and Restated Note or any other Securities Document to serve process in any other manner permitted by law.

21. Conversion to Corporate Form

(a) Holders of the Securities, by receipt of such Securities, acknowledges that, pursuant to Holdings’ LLC Agreement, the Board of Managers of Holdings has the right, with no action on the part of the members of Holdings, to cause (i) Holdings to be converted from a limited liability company to a Delaware Corporation, or (ii) to merge Holdings into a Delaware corporation or consolidate with another entity with the resulting entity being a Delaware corporation (a “Conversion”), in each case solely for the purposes of converting to a Delaware corporation and not to effect any change in ownership of Holdings.

(b) Any Conversion shall be structured so that the relative percentage Equity Interests, relative voting rights and economic positions of the members of Holdings immediately prior to the Conversion, including with respect to the Class A Units reserved for issuance upon conversion of the Securities, will be maintained in the Conversion.

22. Notices

(i)                    Any notice or communication required under this Amended and Restated Note shall be duly given if in writing and delivered in Person, via facsimile, electronic mail in pdf format, mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the addresses as follow:

(a)         if to Holdings, the Issuer or a Guarantor:

Kadmon Pharmaceuticals, LLC
c/o Kadmon Corporation, LLC
450 East 29th Street
New York, NY 10016
Attention: Steven N. Gordon, Esq., General Counsel
Tel Number: (212) 308-6000

Fax Number: (212) 355-7855

With a copy (which shall not constitute effective notice) to:

DLA Piper LLP (US)
1251 Avenue of the Americas, 27th Floor
New York, NY 10020-1104
Attention: Sidney Burke
Phone: (212) 335-4509
Fax Number: (212) 335-4501

(b)         if to the Holder of this Amended and Restated Note:

[INSERT CONTACT INFO FOR HOLDER]

(ii)                                  Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including a PDF attachment to an e-mail and Internet or intranet websites) within the timeframe required for delivery of such notices, provided, that the foregoing shall not apply to notices sent directly to any party hereto if such party has provided notification in writing that it has elected not to receive notices by electronic communication (which election may be limited to particular notices).

(iii)                               Parties may designate different addresses for notices by providing notice to the other parties for subsequent notices or communications.

(iv)                              All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or electronic mail in pdf format; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(v)                                 Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

23. Confidentiality

Each Holder of a Security agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to such Holder’s Affiliates and to such Holder’s and such Holder’s Affiliates’ partners, directors, officers, employees, agents, trustees and advisors (Affiliates and such other Persons, collectively, “Related Parties”), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and agree to keep such Confidential Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Holder or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Securities Document or any action or proceeding relating to this Agreement or any other Securities Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 23, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Amended and Restated Note or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Issuer and its obligations, this Amended and Restated Note or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Issuer or its Subsidiaries or the Securities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the Securities, (h) with the consent of the Issuer or (i) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section 23 or (y) becomes available to such Holder or any of its Affiliates on a nonconfidential basis from a source other than the Issuer. For purposes of this Section 23, “Confidential Information” means all information received from any Obligor or any Subsidiary relating to any Obligor or any Subsidiary or any of their respective businesses, other than any such information that is available to any Holder of Securities on a nonconfidential basis prior to disclosure by any Obligor or any Subsidiary. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section 23 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

24. Certain Defined Terms

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” refers to all tangible and intangible property, real and personal, of Issuer and each Guarantor that is or purports to be the subject of a Lien to the Collateral Agent to secure the whole or any part of the Obligations or any Guarantees thereof under the Guaranty and Security Agreement, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing.

“Collateral Agency Agreement” means the Agency Agreement, dated as of August 28, 2015, entered into by and among  the Collateral Agent, the Holders from time to time, the Issuer and the other Obligors party to the Guaranty and Security Agreement from time to time.

“Collateral Agent” shall have the meaning set forth in Section 15(a) hereof.

“Collateral Documents” refers, collectively, to the Guaranty and Security Agreement, all Short-Form IP Security Agreements, all assignments of insurance policies and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantees thereof under the Guaranty and Security Agreement, all UCC financing statements, fixture filings, stock powers, and all other documents, instruments, agreements and certificates executed and delivered by Issuer or any Guarantor to the Collateral Agent in connection with the foregoing.

“Commission” means the Securities and Exchange Commission.

“Controlled Foreign Corporation” means a “controlled foreign corporation” as defined in the Code.

“Convertible Credit Facility Administrative Agent” means Macquarie US Trading LLC and any successor administrative agent under the Convertible Credit Facility Agreement.

“Convertible Credit Facility Agreement” means that certain Third Amended and Restated Senior Secured Convertible Credit Agreement, dated as of August 28, 2015, as amended as of October 27, 2015 (as further amended or modified from time to time), among Kadmon Pharmaceuticals, LLC, as borrower, Kadmon Holdings, LLC, as Holdings, the lenders party thereto, and the Convertible Credit Facility Administrative Agent.

“Convertible Credit Facility Loan Documents” means the “Loan Documents” as defined in the Convertible Credit Facility Agreement.

“Excluded Deposit Account” means (a) PNC Bank, National Association Account No. 1029101985, an account held by Issuer and used solely to process ACH payments to pharmacies in respect of Medicaid or Medicare reimbursements (and which is a zero balance account, other than funds required to satisfy initiated and pending ACH payments), (b) American Express Bank, FSB Account No. 0010118461, an account held by Issuer and used only in support of certain of Issuer’s letter of credit obligations and (c) Silicon Valley Bank Account Nos. 3300743699 and 3300777873, accounts held by Kadmon Corporation, LLC and used only in support of certain of Kadmon Corporation, LLC’s letter of credit obligations, in each case, so long as such accounts continue to satisfy such foregoing criteria.

“Guaranty and Security Agreement” means Guaranty and Security Agreement, dated as of August 28, 2015, by and among the Collateral Agent, on behalf of the Secured Parties (as defined therein), the Issuer and the other Obligors party to the Guaranty and Security Agreement from time to time.

“Intercreditor Agreement” means that certain First Lien/Second Lien Intercreditor Agreement, dated as of August 28, 2015, as amended as of October 27, 2015 (as further amended or modified from time to time), among Perceptive Credit Opportunities Fund, LP, as class A representative, Macquarie US Trading LLC, as class B agent, the Collateral Agent, as second lien collateral agent, Perceptive Credit Opportunities Fund, LP, as control agent, and the Obligors.

“Non-Convertible Credit Facility Agreement” means that certain Credit Agreement, dated as of August 28, 2015, as amended as of October 27, 2015 (as further amended or modified from time to time), among Kadmon Pharmaceuticals, LLC, as borrower, the Guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Opportunities Fund, LP, as collateral representative.

“Non-Convertible Credit Facility Loan Documents” means the “Loan Documents” as defined in the Non-Convertible Credit Facility Agreement.

“Obligations” means the obligations of the Issuer under the Securities.

“Securities Documents” means the Securities, the Collateral Documents, the Intercreditor Agreement, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing

“Senior Credit Facilities Agreements” means the Convertible Credit Facility Agreement and the Non-Convertible Credit Facility Agreement.

“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements, dated as of August 28, 2015, entered into by one or more Obligors in favor of the Collateral Agent, each in form and substance reasonably satisfactory to Collateral Agent (and as amended, modified or replaced from time to time).

TRANSFER INSTRUCTION

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature*:

*Sign exactly as your name appears on the other side of this Note.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTE

This certificate relates to $                                principal amount of the Note held by the undersigned.

The undersigned has requested the Issuer by written order to exchange or register the transfer of a Note.

In connection with any transfer of the Note occurring while this Note is subject to the transfer restrictions set forth in the terms of the Note, the undersigned confirms that such Note (or portion thereof) is being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to Holdings or any of its subsidiaries; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐

to a Person the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing the Note for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Issuer a signed letter containing certain representations and agreements relating to the transfer of the Note (the form of which can be obtained from the Issuer) and, if such transfer is in respect of an aggregate principal amount of less than $250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act of 1933; or

(6)	☐

pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, and provided that prior to such transfer, the Issuer is furnished with an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act of 1933; or

(7)	☐

 pursuant to another available exemption from registration provided that prior to such transfer, the Issuer is furnished with an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act of 1933.

Unless one of the boxes is checked, the Issuer will refuse to register the Note (or relevant portion of the Note) in the name of any Person other than the registered holder thereof.

Date:	Your Signature*:

*Sign exactly as your name appears on the other side of this Note.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Your Signature*:

* To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 7 (Change of Control) of the Note, check the box:

Change of Control ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 7 (Change of Control) of the Note, state the amount:

Date:	Your Signature*:

*Sign exactly as your name appears on the other side of this Note.

Exhibit A
 to 13.0% Second-Lien Convertible PIK Notes due 2019

FORM OF COMPLIANCE CERTIFICATE

[DATE]

This certificate is delivered pursuant to Section 8(a)(iv) of the 13.0% Second-Lien Convertible PIK Notes due 2019 (the “Notes”) issued by Kadmon Pharmaceuticals, LLC, a Pennsylvania limited liability company (“Issuer”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Notes.

The undersigned, a duly authorized Responsible Officer of the Issuer having the name and title set forth below under his signature, hereby certifies in his capacity as Responsible Officer and not in his individual capacity, on behalf of the Issuer for the benefit of the Secured Parties and pursuant to Section 8(a)(iv) of the Notes that such Responsible Officer of Borrower is familiar with the Notes and that, in accordance with each of the following sections of the Notes:

In accordance with Section 8(a)[(i)/(ii)/(iii)] of the Notes, attached hereto as Annex A are the financial statements for the [fiscal month/fiscal quarter/fiscal year] ended [          ] required to be delivered pursuant to Section 8(a)[(i)/(ii)/(iii)] of the Notes.  Such financial statements fairly present in all material respects the consolidated and consolidating statements of income and cash flows of Holdings and its Subsidiaries as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)].(1)

Attached hereto as Annex B are the calculations used to determine compliance with each financial covenant contained in Section 9(r) of the Notes.

No Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which Borrower proposes to take the actions set forth on Annex C].

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

(1)  Insert language in brackets only for monthly and quarterly certifications.

KADMON PHARMACEUTICALS, LLC

By

Name:

Title:

Annex A to Compliance Certificate

FINANCIAL STATEMENTS

[see attached]

Annex B to Compliance Certificate

CALCULATION OF FINANCIAL COVENANT COMPLIANCE

I.	Section 9®: Minimum Liquidity

Amount of unencumbered cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Collateral Agent has a second-priority perfected security interest:

	(i) the last day of the most recently completed [fiscal month][fiscal quarter][fiscal year]:	$

	Is Line I(i) equal to or greater than $3,000,000?:	Yes: In compliance; No: Not in compliance